UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Soliton, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Soliton, Inc.
5304 Ashbrook Drive
Houston, TX 77081

May 20, 2020

Dear Soliton, Inc. Stockholder:

You are cordially invited to attend the 2020 Annual Meeting (the “Annual Meeting”) of the Stockholders of Soliton, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on Friday, June 19, 2020, commencing at 10:00 a.m. Central Time at the Company's corporate headquarters at 5304 Ashbrook Drive, Houston, TX 77081. At the Annual Meeting, we will ask our stockholders:

1	to elect five individuals to the Company’s Board of Directors to serve until the Company’s 2021 Annual Meeting (or until their successors are duly elected and qualified);

2	to approve an increase in available shares authorized for issuance under the Company’s 2018 Stock Plan from 3,400,000 to 4,150,000 shares;

3	to ratify the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

4	to consider and act on such matters as may properly come before the Annual Meeting and any postponement or adjournment thereof.

I am looking forward to meeting with as many of our stockholders as possible. At the Annual Meeting, there will also be a report on our business, and you will have an opportunity to ask questions about the Company.

Information regarding each of the matters to be voted on at the Annual Meeting is contained in the attached Proxy Statement and Notice of Annual Meeting of Stockholders. We urge you to read the proxy statement carefully. The proxy statement and proxy card are being mailed to all stockholders of record as of May 13, 2020.

Whether or not you are able to attend the Annual Meeting, please take the time to vote your shares. As further detailed in these materials, you may vote your shares using the Internet or a toll-free telephone number, or by completing and returning the enclosed proxy card by mail. Instructions on each of these voting methods are outlined in the enclosed proxy statement.

The Company intends to hold the Annual Meeting in person. However, due to the uncertainties surrounding the impact of the coronavirus (COVID-19), it may not be possible, or advisable, to hold the Annual Meeting in person and the Company is planning for the possibility that the Annual Meeting may be held by means of remote communication. If the Company decides to take such a step, it will announce the decision to do so in advance of the Annual Meeting. If the Company elects to hold the Annual Meeting by remote communication, details on how to participate will be issued by press release, posted on the Company’s website at http://ir.soliton.com and filed with the U.S. Securities and Exchange Commission as additional proxy material.

                /s/ Christopher Capelli, M.D.
                Christopher Capelli, M.D.
                Chief Executive Officer
                Soliton, Inc.

Soliton, Inc.
5304 Ashbrook Drive
Houston, TX 77081

Notice of Annual Meeting of Stockholders
To Be Held on June 19, 2020

May 20, 2020

To the Stockholders of Soliton, Inc.:

Notice is hereby given that the 2020 Annual Meeting of the Stockholders (the “Annual Meeting”) of Soliton, Inc., a Delaware corporation (the “Company”) will be held on Friday, June 19, 2020, commencing at 10:00 a.m. Central Time at the Company's corporate headquarters at 5304 Ashbrook Drive, Houston, TX 77081, for the following purposes:

1	to elect five individuals to the Company’s Board of Directors to serve until the Company’s 2021 Annual Meeting (and until their successors are duly elected and qualified);

2	to approve an increase in available shares authorized for issuance under the Company’s 2018 Stock Plan from 3,400,000 shares to 4,150,000 shares;

3	to ratify the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

4	to consider and act on such matters as may properly come before the Annual Meeting and any postponement or adjournment thereof.

Only stockholders of record at the close of business on May 13, 2020, will be entitled to notice of and to vote at the Annual Meeting and at any postponement or adjournment thereof.

This proxy statement and the accompanying materials are being first sent or given to stockholders on or about the date set forth above.

The Company intends to hold the Annual Meeting in person. However, due to the uncertainties surrounding the impact of the coronavirus (COVID-19), it may not be possible, or advisable, to hold the Annual Meeting in person and the Company is planning for the possibility that the Annual Meeting may be held by means of remote communication. If the Company decides to take such a step, it will announce the decision to do so in advance of the Annual Meeting. If the Company elects to hold the Annual Meeting by remote communication, details on how to participate will be issued by press release, posted on the Company’s website at http://ir.soliton.com and filed with the U.S. Securities and Exchange Commission as additional proxy material.

BY ORDER OF THE BOARD OF DIRECTORS:

/s/ Lori Bisson
Lori Bisson Corporate Secretary Soliton, Inc.
 WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE USING THE INTERNET OR THE AVAILABLE TOLL-FREE TELEPHONE NUMBER, OR BY RETURNING THE ENCLOSED PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 19, 2020: THE PROXY STATEMENT AND 2019 ANNUAL REPORT ARE AVAILABLE AT https://ir.soliton.com/all-sec-filings.

TABLE OF CONTENTS

PROPOSAL 1 – ELECTION OF DIRECTORS	3

PROPOSAL 2 – INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE COMPANY’S 2018 STOCK PLAN FROM 3,400,000 SHARES TO 4,150,000 SHARES	11

PROPOSAL 3 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	17

INDEPENDENT AUDITORS’ FEES	18
PRE-APPROVAL POLICIES AND PROCEDURES	18
EXECUTIVE OFFICERS	19
EXECUTIVE COMPENSATION	20
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	24
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	25
AUDIT COMMITTEE REPORT	27
STOCKHOLDER PROPOSALS FOR THE 2021 ANNUAL STOCKHOLDERS MEETING	28
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS	28
GENERAL	28
OTHER INFORMATION	28

Soliton, Inc.
5304 Ashbrook Drive
Houston, TX 77081

PROXY STATEMENT

This proxy statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Soliton, Inc. (the “Company”) to be used at the Annual Meeting of Stockholders to be held on Friday, June 19, 2020, and at any postponement or adjournment thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Meeting. This proxy statement and the accompanying materials are being first sent or given to stockholders of the Company on or about May 20, 2020.

The close of business on May 13, 2020 has been fixed as the record date (the “Record Date”) for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), as of the Record Date are entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote per share on each matter presented to the stockholders for approval at the Annual Meeting. On the Record Date, there were 16,943,578 shares of Common Stock outstanding and entitled to vote.

If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered the “stockholder of record” or “registered stockholder” of those shares and this proxy statement and the accompanying materials are being sent directly to you by the Company.

If you are a stockholder of record, you can vote your shares in person at the Annual Meeting or you can vote by proxy using the Internet at www.investorvote.com/SOLY, or by telephone at 1-800-652-VOTE (8683) or by completing and returning the enclosed proxy card by mail.

Whichever method you use, each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions. To ensure that your proxy is voted, it should be received by the close of business on June 16, 2020. If you submit a proxy without giving instructions, your shares will be voted as recommended by the Board of Directors.

If you hold shares of the Company’s Common Stock in your name, you may revoke a properly executed or authorized proxy by (a) an Internet or telephone vote subsequent to the date shown on the previously executed and delivered proxy or the date of a prior Internet or telephonic vote (and prior to 11:59 p.m. Eastern Time on the day prior to the Annual Meeting), (b) mailing a later-dated, properly executed and delivered proxy to our Corporate Secretary, which is received prior to the Annual Meeting, or (c) mailing a written revocation to our Corporate Secretary, which is received prior to the Annual Meeting. Stockholders of record may also revoke their proxies by attending the Annual Meeting and voting in person. If stockholders of record only attend the Annual Meeting but do not vote, their proxies will not be revoked.

If your shares are held in a stock brokerage account or by a broker, bank or other nominee, you are considered the “beneficial owner” of shares held in street name (also called a “street name” holder), and this proxy statement and the accompanying materials are being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record of those shares. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote the shares held in your account. If you do not provide instructions to the broker, bank or nominee, that firm will only be able to vote your shares with respect to “routine” matters. Please note that pursuant to applicable broker voting regulations, the only routine matter for the Annual Meeting and the only matter for which brokers, banks and nominees will have the discretion to vote, is Proposal 2 (Increase in number of shares authorized for issuance under the Company’s 2018 Stock Plan from 3,400,000 shares to 4,150,000 shares) and Proposal 3 (Ratification of Independent Registered Public Accounting Firm). Your broker, bank or nominee must have proper instructions from you in order to vote with respect to Proposal 1 (Election of Directors) and without proper instructions from you, the broker, bank or nominee will not have the power to vote on, and will be considered a “broker non-vote” for, such proposal. If you hold shares of the Company’s Common Stock beneficially in street name, you may vote by returning the voting instruction form to your broker, bank, or other nominee or as otherwise provided on the voting instruction form. If you hold shares of the Company’s Common Stock in a stock brokerage account or by a broker, bank or other nominee, you must contact the broker, bank or other nominee and comply with the broker’s procedures if you want to revoke or change the instructions previously given.

The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

The vote required, and the effect of abstentions and broker non-votes with respect to each proposal, is as follows:

A plurality of the eligible votes cast is required to elect director nominees, and as such, the five nominees who receive the greatest number of “for” votes cast by stockholders, entitled to vote at the meeting, will be elected. A nominee who receives a plurality means he or she has received more “for” votes than any other nominee for the same director’s seat. You may vote in favor or withhold your vote with respect to each individual nominee. “Votes cast” for a director include votes “for” that director’s election and votes to withhold authority with respect to that director’s election, and excludes abstentions and broker non-votes with respect to that director’s election. Abstentions, broker non-votes and failures to vote will have no effect on the outcome of the election of directors.

The proposal to approve an increase in available shares authorized for issuance under the Company’s 2018 Stock Plan from 3,400,000 shares to 4,150,000 shares (Proposal 2) will require the affirmative vote of a majority of the shares of the Company’s Common Stock present at the Annual Meeting, in person or represented by proxy, and entitled to vote. Abstentions will be treated as votes “against” the proposal. Broker non-votes and failures to vote will have no effect on the outcome of the vote.

The proposal to ratify the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm (Proposal 3) will require the affirmative vote of a majority of the shares of the Company’s Common Stock present at the Annual Meeting, in person or represented by proxy, and entitled to vote. Abstentions will be treated as votes “against” the proposal. Broker non-votes and failures to vote will have no effect on the outcome of the vote.

UNLESS OTHERWISE SPECIFIED, AS PERMITTED BY APPLICABLE LAW AND STOCK EXCHANGE RULES, THE PROXIES WILL BE VOTED AT THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF:

I.FOR THE ELECTION OF THE FIVE INDIVIDUALS NAMED IN THIS PROXY STATEMENT TO THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2021 ANNUAL MEETING (OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED);
II.FOR THE APPROVAL OF AN INCREASE IN AVAILABLE SHARES AUTHORIZED FOR ISSUANCE UNDER THE COMPANY'S 2018 STOCK PLAN FROM 3,400,000 SHARES TO 4,150,000 SHARES; AND
III.FOR THE RATIFICATION OF THE APPOINTMENT OF DIXON HUGHES GOODMAN LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

IN THE DISCRETION OF THE PROXY HOLDERS, THE PROXIES WILL ALSO BE VOTED FOR OR AGAINST SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTERS TO BE PRESENTED FOR ACTION AT THE ANNUAL MEETING.

If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy materials, please contact:

COMPUTERSHARE
211 QUALITY CIRCLE, SUITE 210
COLLEGE STATION, TX 77845
Stockholders Call Toll-Free at: (800) 851-9677

For stockholders holding shares through brokers, banks or other nominees, please contact your broker, bank or other nominee for assistance.

PROPOSAL 1 —

ELECTION OF DIRECTORS

The five nominees for election to the Board of Directors, if elected, will serve until the 2021 Annual Meeting, or until their successors are duly elected and qualified.

Information Regarding Nominees to the Board of Directors

The Company’s officers are appointed by, and serve at the pleasure of, the Board of Directors. Each nominee has consented to serve on the Board of Directors if elected. If any nominee becomes unavailable to serve as a director at the time of the Annual Meeting, which is not expected, the Board of Directors will eliminate the Board position effective at the Annual Meeting or the proxy holders will vote the proxies in their discretion for the nominee designated by the Board of Directors to fill the vacancy unless otherwise instructed by a stockholder.

The following table sets forth the names and ages of each of the nominees of the Board of Directors and the position and office that each nominee currently holds with the Company.

໿Name	Age	໿Position
Walter V. Klemp	60	Executive Chairman
Christopher Capelli	60	Chief Executive Officer, President and Chief Science Officer
Jonathan P. Foster	56	Director
Bradley Hauser	43	Director
Danika Harrison	44	Director

Board of Directors – Experience and Qualifications

Walter V. Klemp - Founder and Executive Chairman. Mr. Klemp is a co-founder of our company and has served as our executive chairman since July 2018. He previously served as our Chief Executive Officer. From 2006 until 2016, Mr. Klemp has served as the chairman, co-founder and part-time chief executive officer of Moleculin, LLC, and since 2016 Mr. Klemp has served as chairman and chief executive officer of Moleculin Biotech, Inc., a clinical stage pharmaceutical company focused on the development of oncology drug candidates. Mr. Klemp served as president and chief executive officer of Zeno Corporation from 2004 to April 2011, where he developed and marketed dermatology devices from concept through FDA approval and market launch. From 1987 to 2000, Mr. Klemp served as chief executive officer and chairman of Drypers Corporation, a publicly traded multinational consumer products company that was listed as #1 on the INC 500 List of America’s Fastest Growing Companies. We believe that Mr. Klemp’s history with our company and background, coupled with his extensive experience in the medical field, provide him with the qualifications to serve as a director. Mr. Klemp earned a B.A. degree from Lewis & Clark. Mr. Klemp currently provides services as needed by us. We believe that Mr. Klemp’s history with our company and background, coupled with his extensive experience in the medical field, provide him with the qualifications to serve as a director.

Christopher Capelli, M.D. - Founder, Chief Executive Officer, President and Chief Science Officer. Dr. Capelli is a co-founder of our company and has served as our chief executive officer since August 2018, president since March 2018 and chief science officer since September 2015. From September 2014 through August 2015. Dr. Capelli was a consultant to the company. Dr. Capelli is the lead inventor of Soliton’s RAP technology. From March 2005 through August 2014, Dr. Capelli served as the vice president in the office of Technology Based Ventures at The University of Texas M. D. Anderson Cancer Center. From March 2001 through February 2005, Dr. Capelli served the director of the Office of Technology Management at the University of Pittsburgh. From 1987 through 1998, Dr. Capelli served the president and was the founder of BioInterface Technologies, Inc. which developed new a silver-based antimicrobial technology for use in wound care. Dr. Capelli is a graduate of Massachusetts Institute of Technology with a Bachelor of Science degree in Mechanical Engineering. Dr. Capelli earned his MD from the University of Wisconsin Medical School and maintains a medical license in the State of Wisconsin. We believe that Dr. Capelli's history with our company as a founder and as the creator of our technology provide him with the qualifications to serve as a director.

Jonathan P. Foster - Director. Mr. Jonathan P. Foster joined our Board of Directors effective as of June 15, 2018. Mr. Foster currently serves as the Executive Vice President and Chief Financial Officer for Moleculin Biotech, Inc., a clinical stage pharmaceutical company focused on the development of oncology drug candidates. Prior to his tenure at Moleculin, Mr. Foster served as the Executive Vice President and Chief Financial Officer of InfuSystem Holdings, Inc., a medical technology company providing pumps for hospital use, from 2012 to 2016. Prior to InfuSystem, Mr. Foster served as a consultant to the Chief Financial Officer of LSG Sky Chefs, USA, Inc., a subsidiary of Deutsche Lufthansa AG and the world's largest provider of airline catering and in-flight services. Prior to that, from 2000-2012, he was President, CFO and majority owner of United Credit, Inc. & Advance Today, Inc., a privately-owned consumer finance company with multiple locations. From 1996-2000, Mr. Foster served as Executive Vice President and Chief Financial Officer of Drypers Corporation, a publicly traded global consumer products company with more than 2,000 employees internationally and $460 million in revenue. He previously served as Chief Financial Officer of Dickson Weatherproof Nail Company, Controller & Treasurer of divisions of Schlumberger Industries, and as a Manager in the Middle Market Group of Deloitte & Touche. He has also served on the State of South Carolina Board of Financial Institutions and the Board of Directors for the Easley Baptist Hospital Foundation. Mr. Foster has a BS in Accounting from Clemson University, is a Certified Public Accountant and AICPA Chartered Global Management Accountant. We believe that Mr. Foster's experience as a chief financial officer in the biotechnology industry and his extensive accounting experience, provide him with the qualifications to serve as a director.

Brad Hauser - Director. Mr. Bradley Hauser, also known as Brad, joined our Board of Directors effective as of June 15, 2018. Mr. Hauser has served as the Vice President, R&D and General Manager for CoolSculpting at Allergan Pharmaceuticals since ZELTIQ Aesthetics, Inc. was acquired by Allergan in April 2017. Previously, he served as the Senior Vice President of Research and Development at ZELTIQ Aesthetics, Inc. from January 2017 to April 2017 and as its Vice President of Research and Development from July 2015 to January 2017. Mr. Hauser joined ZELTIQ in December 2013 as Vice President of Product and Clinical Strategy. Prior to joining ZELTIQ, he held multiple roles in the aesthetic industry, including Executive Vice President of Commercial Operations for Cutera, Director of Research and Development at Medicis and Managing Director of Product and Clinical Marketing at Solta Medical. Mr. Hauser received his Bachelor of Arts in Human Biology from Stanford University. We believe that Mr. Hauser's experience in the aesthetic industry provide him with the qualifications to serve as a director.

Danika Harrison - Director. Ms. Danika R. Harrison joined our Board of Directors effective as of June 15, 2018. Ms. Harrison has been the Chief Marketing Officer of HintMD since May 2019. Prior to that, she served as President and CEO of Elira Therapeutics, Inc. from September 2017. Ms. Harrison served as Senior Vice President of Global Marketing at ZELTIQ Aesthetics, Inc. from January 2017, serving as its Vice President of Global Marketing from February 2016 and as VP of Consumer and Brand Marketing from November 2014, until the acquisition of Zeltiq by Allergan in April 2017. Ms. Harrison served as Senior Vice President of Direct Marketing & Innovation at TRIA Beauty, Inc. from December 2013 to June 2014, serving previously as Senior Vice President of Global Marketing from December 2011, and as VP/GM of North America from March 2011. From April 2006 to March 2011, Ms. Harrison worked at Rosetta, a consulting-centered interactive agency, where she was most recently a Partner leading the relationship marketing group consulting for leading brands like Dannon, Johnson’s Baby and Rogers to develop direct and digital marketing programs throughout the United States and Canada. Ms. Harrison holds a B.S. from Georgetown University and an M.B.A. from the Kellogg School of Management at Northwestern University. We believe that Ms. Harrison's experience in the aesthetic industry provide her with the qualifications to serve as a director.

The Board of Directors’ Role in Risk Oversight

The Board of Directors is actively engaged in overseeing and reviewing the Company’s strategic direction and objectives, taking into account (among other considerations) the Company’s risk profile and exposures. It is management’s responsibility to manage risk and bring to the Board of Directors’ attention the most material risks to the Company. The Board of Directors has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company.

While the Board as a whole has responsibility for risk oversight, including Chief Executive Officer succession planning, the committees of the Board also oversee the Company’s risk profile and exposures relating to matters within the scope of their authority. The Board regularly receives reports from the committees regarding risk oversight in their areas of responsibility.

Required Vote

A plurality of the eligible votes cast is required to elect director nominees, and as such, the five nominees who receive the greatest number of “for” votes cast by stockholders, entitled to vote at the meeting, will be elected. A nominee who receives a plurality means he or she has received more “for” votes than any other nominee for the same director’s seat. You may vote in favor or withhold your vote with respect to each individual nominee. “Votes cast” for a director include votes “for” that director’s election and votes to withhold authority with respect to that director’s election and excludes abstentions and broker non-votes with respect to that director’s election. Abstentions, broker non-votes and votes withheld will have no effect on the outcome of the vote.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE “FOR” THE PROPOSAL TO ELECT WALTER KLEMP, CHRISTOPHER CAPELLI, JONATHAN FOSTER, BRADLEY HAUSER AND DANIKA HARRISON AS MEMBERS OF THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2021 ANNUAL STOCKHOLDERS MEETING, OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than ten percent of our common stock, to file reports of ownership and changes in ownership of our common stock with the U.S. Securities and Exchange Commission ("SEC"). Officers, directors, and greater-than-ten-percent stockholders are required by the SEC’s regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on the Company's review of the copies of such forms prepared by it or received by it with respect to the fiscal year ended December 31, 2019, all reports were filed on a timely basis, other than the Form 3 for Mr. Tanner and for Remeditex Ventures LLC, which have since been filed.

Board of Directors and Committees of the Board of Directors

Our Board of Directors oversees our business affairs and monitors the performance of management. Members of our Board of Directors discussed various business matters informally on numerous occasions throughout the year 2019. Our Board held 15 meetings during 2019. In addition to meetings of the full Board of Directors, our Board has established an Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. During 2019, these Board committees held an additional 20 meetings during the year. Specifically, the breakdown of the committee meetings for 2019 are as follows: nine for the Audit Committee, six for the Compensation Committee, and five for the Governance Committee. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and committee meetings of which such director was a member (held during the period for which such director was in office).

Director Independence

The rules of The Nasdaq Stock Market ("Nasdaq"), or the Nasdaq Rules, require a majority of a listed company’s Board of Directors to be composed of independent directors. In addition, the Nasdaq Rules require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation and Nominating and Governance Committees be independent. Under the Nasdaq Rules, a director will only qualify as an independent director if, in the opinion of our Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq Rules also require that Audit Committee members satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other Board Committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In considering the independence of Compensation Committee members, the Nasdaq Rules require that our Board of Directors must consider additional factors relevant to the duties of a Compensation Committee member, including the source of any compensation we pay to the director and any affiliations with our company.

Our Board of Directors undertook a review of the composition of our Board of Directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that each of our directors, with the exception of Dr. Capelli and Mr. Klemp, are independent as defined under the Nasdaq Rules.

Board Committees

We established a Nominating and Corporate Governance Committee, an Audit Committee and a Compensation Committee. Our Board of Directors has adopted and approved a charter for each of these standing committees. The charters, which include the functions and responsibilities of each of the committees, can be found in the “Investors - Governance” section on our web site at www.soliton.com.

Audit Committee

The members of the Audit Committee are Jonathan P. Foster (Chairperson), Brad Hauser and Danika Harrison. Each member of the Audit Committee is independent as defined by the Nasdaq Rules. In addition, each member of the Audit Committee satisfies the additional requirements of the SEC and Nasdaq Rules for Audit Committee membership, including the additional independence requirements and the financial literacy requirements. The Board has determined that at least one member of the Audit Committee, Mr. Foster, is an “Audit Committee financial expert” as defined in the SEC’s rules and regulations. The primary purpose of the Audit Committee is to oversee the quality and integrity of our accounting and financial reporting processes and the audit of our financial statements. The Audit Committee is responsible for selecting, compensating, overseeing and terminating the selection of our independent registered public accounting firm.

Nomination and Governance Committee

The members of the Nominating and Corporate Governance Committee are Jonathan P. Foster (Chairperson), Brad Hauser and Danika Harrison. Each member of the Nominating and Corporate Governance Committee is independent as defined by Nasdaq Rules. The primary functions and responsibilities of the Nominating and Corporate Governance Committee are to: (a) determine the qualifications, qualities, skills, and other expertise required to be a director; (b) identify and screen individuals qualified to become members of the Board; (c) make recommendations to the Board regarding the selection and approval of the nominees for director; and (d) review and assess the adequacy of our corporate governance policies and procedures.

The Nominating and Governance Committee will consider stockholder recommendations for candidates for the Board of Directors.

Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition. However, minimum qualifications include high level leadership experience in business activities, breadth of knowledge about issues affecting the Company, experience on other boards of directors, preferably public company boards, and time available for meetings and consultation on Company matters. Our Nominating and Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying director candidates but seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and our stockholders. Candidates whose evaluations are favorable are recommended by our Nominating and Corporate Governance Committee to the full Board for consideration. The full Board selects and recommends candidates for nomination as directors for stockholders to consider and vote upon at the annual meeting.

A stockholder wishing to nominate a candidate for election to our Board of Directors at any annual meeting at which the Board of Directors has determined that one or more directors will be elected must submit a written notice of his or her nomination of a candidate to the Chairperson of the Nominating and Governance Committee (c/o the Corporate Secretary), providing the candidates name, biographical data and other relevant information together with a consent from the nominee. Pursuant to our Bylaws, the submission must be received at our principal executive offices 120 days prior to the anniversary date of the mailing date of our previous year’s proxy statement so as to permit the Board of Directors time to evaluate the qualifications of the nominee.

The Company has not employed an executive search firm, or paid a fee to any other third party, to locate qualified candidates for director positions.

Compensation Committee

The members of the Compensation Committee are Brad Hauser (Chairperson), Jonathan P. Foster and Danika Harrison. Each member of the Compensation Committee is independent as defined by Nasdaq Rules. The Compensation Committee is responsible for approving the salaries, bonuses and other compensation and benefits of executive officers and directors and administering the Soliton, Inc. Equity Plan. The Compensation Committee evaluates executive officer performance, with input from the Board of Directors and the Chief Executive Officer (for executive officers other than the Chief Executive Officer), in light of the Company’s strategic objectives and establishes compensation levels based on such evaluation. Our Chief Executive Officer does not participate in any deliberations or approvals by the Board or the Compensation Committee with respect to his own compensation. The objectives of the Compensation Committee are to attract and retain experienced and highly qualified personnel and reward our executive officers for advancing critical elements of our strategic plan.

The Compensation Committee has the authority to retain, oversee, terminate, and approve fees for compensation consultants to assist in the discharge of its responsibilities.

Communications with the Board of Directors

Stockholders may communicate with the Board of Directors by sending written communications addressed to such person or persons care of Soliton, Inc., 5304 Ashbrook Drive, Houston, Texas 77081, Attn: Secretary. The Secretary will forward to the directors all communications that, in his or her judgment, are appropriate for consideration by the directors. Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the stockholders, to the functioning of the Board or to the affairs of Soliton. Any correspondence received that is addressed generically to the Board of Directors will be forwarded to the Chairman of the Board.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is made available on the Corporate Governance section of our website, which is located at www.soliton.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K filed with the SEC.

Board Member Attendance at Annual Meetings

We do not have a formal policy regarding Board attendance at our annual meetings, however, all of our directors are invited to the annual meeting and are expected to attend our annual meeting.

Director Compensation

The following table sets forth the total compensation earned by our non-employee directors who served for the fiscal year ended December 31, 2019 (Mr. Klemp and Dr. Capelli, our non-independent Board members, do not receive any additional compensation for serving as directors):

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Jonathan P. Foster	78,819	$152,359	$231,178
Danika Harrison	70,208	$152,359	$222,567
Brad Hauser	74,514	$152,359	$226,873

(1) Represents the full grant date fair value of the stock option grant calculated in accordance with FASB ASC Topic 718. The measurement objective of FASB ASC Topic 718 is to estimate the fair value at the grant date of the equity instruments that the entity is obligated to issue when employees have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments (for example, to exercise share options). That estimate is based on the share price and other pertinent factors, such as in the case of stock options the expected volatility at the grant date. The grant date fair value of an award reflects the accounting expense and may not represent the actual value that will be realized. For a summary of the assumptions made in the valuation of these awards, please see Note 7 to our financial statements included elsewhere in the Annual Report on Form 10-K that accompanied this proxy statement.

Upon the completion of our IPO, our Board established the following compensation policy for non-employee directors, effective February 26, 2019:

● Each independent director shall receive annual cash compensation of $35,000. In addition, the chair-person of the Audit Committee, Compensation Committee and Nominating and Governance Committee shall receive an annual compensation of $15,000, $10,000 and $7,500, respectively; the other members of such committees shall receive an annual compensation of $7,500, $5,000 and $5,000, respectively. In addition, since the independent directors had not received any compensation during 2018, the Board approved a one-time cash payment to each independent director of $25,000.

● Upon the initial appointment (or election) of independent directors to the Board, the director will be issued a 10-year option to purchase 30,000 shares of our common stock, under our incentive stock plan, with four-year annual vesting and an exercise price equal the closing price of our common stock on the date of the appointment (or election). Since our current independent directors received such a grant upon joining, no additional option grants were made to such directors.

● Annually, on the date of our annual meeting, each independent director that is re-elected at the annual meeting will be issued, upon a motion and approval of the Board of Directors, a 10-year option to purchase 15,000 shares of our common stock, under our incentive stock plan, with a one-year vesting period and an exercise price equal the closing price of our common stock on the date of the annual meeting.

Effective January 1, 2020, the compensation policy for non-employee directors was modified to the following:

● Each independent director shall receive annual cash compensation of $38,000. In addition, the chair-person of the Audit Committee, Compensation Committee and Nominating and Governance Committee shall receive an annual compensation of $20,000, $13,800 and $9,500, respectively; the other members of such committees shall receive an annual compensation of $9,000, $6,000 and $5,000, respectively.

● Upon the initial appointment (or election) of independent directors to the Board, the director will be issued a 10-year option to purchase 30,000 shares of our common stock, under our incentive stock plan, with four-year annual vesting and an exercise price equal the closing price of our common stock on the date of the appointment (or election). Since our current independent directors received such a grant upon joining, no additional option grants were made to such directors.

● Commencing in 2021, annually, on the date of our annual meeting, each independent director that is re-elected at the annual meeting will be issued, upon a motion and approval of the Board of Directors, a 10-year option to purchase 20,000 shares of our common stock, under our incentive stock plan, with a one-year vesting period and an exercise price equal the closing price of our common stock on the date of the annual meeting.

Scientific Advisory Board

Our executive team is supported by our Scientific Advisory Board, the members of which include dermatologists experienced in the fields in which we pursue. The members of our Scientific Advisory Board are compensated based on our utilization of their time. The chairman of our Scientific Advisory Board is on retainer. The retainer provides that the chairman of our Scientific Advisory Board will receive compensation of $12,500 per fiscal quarter and a one-time issuance of an option to purchase 15,000 shares. Dr. Kaminer is affiliated with Skin Care Physicians, which was the site for our HCT-2 clinical trial and POC cellulite clinical trial and served as the investigator for such trial.

Michael S. Kaminer, M.D., chair of Soliton’s Scientific Advisory Board, is known as a leader, innovator and talented skin cancer and cosmetic surgeon in the Boston area. Dr. Kaminer is one of the pre-eminent educators in cosmetic surgery in the nation, having lectured at many national meetings, including national meetings of the American Academy of Dermatology and the American Society for Dermatologic Surgery, the Hawaii Dermatology Conference, and the American Society for Laser Medicine and Surgery. He has also lectured at numerous international meetings and symposia, recently serving as Co-Chairman of the Anti-Aging World Congress in Paris, France.

E. Victor Ross, M.D., is a dermatologist specializing in laser surgery of the skin. Presently, he is the director of the Scripps Clinic Laser and Cosmetic Dermatology Center and a frequent lecturer at national and international meetings on cutaneous laser medicine. He also serves on the editorial board of two major dermatologic journals.

Roy G. Geronemus, M.D., Director of the Laser & Skin Surgery Center of New York®, graduated from Harvard University and pursued his medical education at the University of Miami School of Medicine. He is a Clinical Professor of Dermatology at New York University Medical Center where he founded its laser program and served nine years as chief of dermatologic and laser surgery. He is past president of the American Society for Dermatologic Surgery and the American Society for Laser Medicine & Surgery.

Mathew M. Avram, M.D., J.D. is the director of the MGH Dermatology Laser & Cosmetic Center. He is the Faculty Director for Procedural Training in the Department of Dermatology, Harvard Medical School. Dr. Avram attended college at Princeton and completed his residency training at Harvard, where he served as chief resident.

Dr. Elizabeth Tanzi is a board-certified dermatologist proudly serving men and women in the Washington D.C. area. After 15 years of practicing cosmetic dermatology in Washington D.C., she founded Capital Laser & Skin Care.

Dr. Jeffrey Dover graduated as the silver medalist, Magna cum Laude with an M.D. degree from the University of Ottawa. He now co-directs SkinCare Physicians of Chestnut Hill, a comprehensive facility specializing in dermatology, laser and cosmetic surgery, and he is Associate Professor of Clinical Dermatology at Yale University School of Medicine, and Associate Professor of Dermatology at Brown Medical School. Dr. Dover is Past President of both the American Society of Dermatologic Surgery and the American Society for Lasers in Medicine and Surgery.

Dr. Eric F. Bernstein is Director of Laser Surgery and Cosmetic Dermatology Centers and one of the world’s leading experts on laser medicine and surgery. As a result of Dr. Bernstein’s research and development work, he often is among the very first in the world to utilize new laser applications for patient treatment.

Dr. Christopher Zachary, Professor and Chair of the Department of Dermatology at the University of California, Irvine, heads up one of the world’s premier laser and skin surgery facilities. He has been the program director for the Mohs College and the American Society for Laser Surgery and Medicine annual meetings. He is a Past President of the Association of Academic Dermatologic Surgeons.

PROPOSAL 2 —

APPROVAL OF SHARE INCREASE UNDER THE COMPANY’S 2018 STOCK PLAN

The Company’s Board of Directors established the Soliton, Inc. 2018 Stock Plan (the “2018 Plan”) effective June 7, 2018. The 2018 Plan currently provides for the issuance of a maximum of 3,400,000 shares of Common Stock in connection with the grant of options and/or other stock-based or stock-denominated awards.

Since the adoption of the 2018 Plan, the Board of Directors, or the Compensation Committee thereof, has approved various grants and as a result, only 143,950 shares remain available for issuance under the 2018 Plan as of May 13, 2020. The Board of Directors believes that attracting, retaining and rewarding directors, officers, other employees and persons who provide services to the Company and enabling such persons to acquire or increase a proprietary interest in the Company has been and will continue to be essential to the Company’s growth and success. The 2018 Plan enables the Company to continue to maintain a compensation program with different types of incentives for motivating such individuals and encouraging them to give the Company long-term, excellent service. Accordingly, the Board of Directors believes that it is in the best interests of the Company to increase the total number of shares authorized for issuance under the 2018 Plan by 750,000 shares (the “Increase”), which would enable the Company to continue to make grants under the 2018 Plan in the future. The Board expects the Increase, in combination with the remaining 143,950 shares remaining available for issuance under the 2018 Plan, to be a sufficient number of shares to provide for one additional year of grants under the Plan.

Reasons for Stockholder Approval

The Board of Directors seeks stockholder approval of the Increase under the rules of the SEC and Nasdaq. In addition, stockholder approval will continue to permit designated stock options to qualify as incentive stock options under the Internal Revenue Code. Such qualification can give the holder of the options more favorable tax treatment. The approval of the Increase will not affect the Company’s ability to make stock-based or cash-based awards outside of the 2018 Plan to the extent consistent with applicable law and stock exchange rules. (Approval of Proposal 2 will be considered approval of the 2018 Plan for purposes of the incentive stock option rules under the Code.)

Potential Dilution

The aggregate number of shares of Common Stock that may be issued under the 2018 Plan will not exceed 4,150,000 shares, subject to adjustment upon the occurrence of certain transactions or events that would also otherwise adjust our Common Stock. Upon approval of the Increase, an aggregate of 893,950 shares will be available for issuance under the 2018 Plan.

2012 Stock Plan

In March 2012, the Company’s Board of Directors and stockholders adopted the 2012 Long Term Incentive Plan (the “2012 Stock Plan”), pursuant to which the Company has granted stock based awards to employees, officers, directors and consultants. The total number of shares reserved and available for issuance under the 2012 Stock Plan were 789,745 shares, and 14,745 shares remain available for grant under the 2012 Stock Plan. Since the Company’s successful completion of its initial public offering (“IPO”) on February 19, 2019, we no longer make grants under the 2012 Stock Plan, and grants are now made under the 2018 Plan discussed below.

Key Features Designed to Protect Stockholders’ Interests

The design of the 2018 Plan reflects our commitment to corporate governance and the desire to preserve stockholder value as demonstrated by the following features of the plan:

Independent administrator. The Compensation Committee of the Board of Directors, which is comprised solely of non-employee directors, administers the 2018 Plan.

No evergreen feature. The maximum number of shares available for issuance under the 2018 Plan is fixed and cannot be increased without stockholder approval.

Repricing prohibited. Stockholder approval is required for any repricing of any stock options or stock appreciation rights.

Limitations on Dividend Payments on Awards. Dividends and dividend equivalents on all stock units and stock awards are paid only to the extent the awards vest, and no dividends or dividend equivalents are ever paid on stock options or stock appreciation rights.

No discount awards; maximum term specified. Stock options and stock appreciation rights must have an exercise price or base price no less than the fair market value on the date the award is granted and a term no longer than ten years’ duration.

Award design flexibility. Different kinds of awards may be granted under the 2018 Plan, giving us the flexibility to design our equity incentives to compliment the other elements of compensation and to support the attainment of our strategic goals.

Share counting. The number of shares available for grant under the 2018 Plan is reduced by the gross number of shares subject to awards, and shares withheld for taxes in connection with awards or tendered in payment of an option’s exercise price cannot be used for future grants.

Non-employee director limits. The 2018 Plan contains a limit on the compensation that may be paid to any non-employee member of our Board in any calendar year.

No tax gross-ups. The 2018 Plan does not provide for tax gross-ups.

Fixed term. The 2018 Plan has a fixed term of ten years from its initial effective date, or June 7, 2028.

Description of 2018 Plan

The 2018 Plan is a stock-based compensation plan that provides for discretionary grants of stock options, stock awards, stock unit awards and stock appreciation rights to key employees, non-employee directors and consultants. The following description of the material features of the 2018 Plan is a summary only and is qualified in its entirety by reference to the complete text of the 2018 Plan, which is attached to this Proxy Statement as Appendix A. Capitalized terms used in the summary below that are not defined in this Proxy Statement have the meanings set forth in the 2018 Plan.

Administration. The 2018 Plan is administered by the Compensation Committee of the Board of Directors (we refer to the body administering the 2018 Plan as the “Committee”). The Committee has full authority to select the individuals who will receive awards under the 2018 Plan, determine the form and amount of each of the awards to be granted and establish the terms and conditions of awards.

Limit on Non-Employee Director Compensation. Under the 2018 Plan, the aggregate value of all compensation granted or paid to any individual for service as a non-employee director with respect to any calendar year, including awards granted under the 2018 Plan and cash fees paid to such non-employee director, will not exceed $300,000 in total value. For purposes of this limitation, the value of awards is calculated based on the grant date fair value of such awards for financial reporting purposes.

Number of Shares of Common Stock. The number of shares of the common stock that may be issued under the 2018 Plan is 3,400,000. If this proposal is approved, the number of shares of the common stock that may be issued under the 2018 Plan will increase to 4,150,000. As of December 31, 2019, we had issued options to purchase 2,868,550 shares of common stock under the 2018 Plan.

Shares issuable under the 2018 Plan may be authorized but unissued shares or treasury shares. If there is a lapse, forfeiture, expiration, termination or cancellation of any award made under the 2018 Plan for any reason, the shares subject to the award will again be available for issuance. Any shares subject to an award that are delivered to us by a participant, or withheld by us on behalf of a participant, as payment for an award or payment of withholding taxes due in connection with an award will not again be available for issuance, and all such shares will count toward the number of shares issued under the 2018 Plan. Shares purchased by us with the proceeds received from a stock option exercise will not be available again for issuance. The number of shares of common stock issuable under the 2018 Plan is subject to adjustment, in the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the company or any similar corporate transaction. In each case, the Committee has the discretion to make adjustments it deems necessary to preserve the intended benefits under the 2018 Plan. No award granted under the 2018 Plan may be transferred, except by will, the laws of descent and distribution.

Of the shares available for issuance: (i) the maximum number issuable as stock options or SARS to any employee in any calendar year is 750,000, (ii) the maximum number issuable as incentive stock options is 4,150,000 and (iii) the maximum number of shares issuable as stock awards or such units granted to any employee in any calendar year is 750,000.

Eligibility. All employees designated as key employees for purposes of the 2018 Plan, all non-employee directors and consultants are eligible to receive awards under the 2018 Plan. As of December 31, 2019, ten employees and all non-employee directors were eligible to participate in the 2018 Plan.

Awards to Participants. The 2018 Plan provides for discretionary awards of stock options, stock awards, stock unit awards and stock appreciation rights to participants. Each award made under the 2018 Plan will be evidenced by a written award agreement specifying the terms and conditions of the award as determined by the Committee in its sole discretion, consistent with the terms of the 2018 Plan.

Stock Options. The Committee has the discretion to grant non-qualified stock options or incentive stock options to participants and to set the terms and conditions applicable to the options, including the type of option, the number of shares subject to the option and the vesting schedule; provided that the exercise price of each stock option will be the closing price of the common stock on the date on which the option is granted (“fair market value”), each option will expire ten years from the date of grant and no dividends or dividend equivalents may be paid with respect to stock options.

In addition, an incentive stock option granted to a key employee is subject to the following rules: (i) the aggregate fair market value (determined at the time the option is granted) of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a key employee during any calendar year (under all incentive stock option plans of the company and its subsidiaries) cannot exceed $100,000, and if this limitation is exceeded, that portion of the incentive stock option that does not exceed the applicable dollar limit will be an incentive stock option and the remainder will be a non-qualified stock option; (ii) if an incentive stock option is granted to a key employee who owns stock possessing more than 10% of the total combined voting power of all class of stock of the company, the exercise price of the incentive stock option will be 110% of the closing price of the common stock on the date of grant and the incentive stock option will expire no later than five years from the date of grant; and (iii) no incentive stock option can be granted after ten years from the earlier of the date the 2018 Plan was adopted or approved by stockholders.

Stock Appreciation Rights. The Committee has the discretion to grant stock appreciation rights to participants. The Committee determines the exercise price for a stock appreciation right, which cannot be less than 100% of the fair market value of our common stock on the date of grant. Upon the exercise of a stock appreciation right, we will pay the participant in common stock or in cash, at our discretion, an amount equal to the product of (1) the excess of the per share fair market value of our common stock on the date of exercise over the exercise price, multiplied by (2) the number of shares of common stock with respect to which the stock appreciation right is exercised. The Committee has the discretion to set the terms and conditions applicable to the award, including the number of shares subject to the stock appreciation right and the vesting schedule, provided that each stock appreciation right will expire not more than ten years from the date of grant and no dividends or dividend equivalents shall be paid with respect to any stock appreciation right prior to the exercise of the stock appreciation right.

Stock Awards. The Committee has the discretion to grant stock awards to participants. Stock awards will consist of shares of common stock granted without any consideration from the participant or shares sold to the participant for appropriate consideration as determined by the Board. The number of shares awarded to each participant, and the restrictions, terms and conditions of the award, will be at the discretion of the Committee. Subject to the restrictions, a participant will be a shareholder with respect to the shares awarded to him or her and will have the rights of a shareholder with respect to the shares, including the right to vote the shares and receive dividends on the shares; provided that dividends otherwise payable on any stock award subject to restrictions will be held by us and will be paid to the holder of the stock award only to the extent the restrictions on such stock award lapse.

Stock Units. The Committee has the discretion to grant stock unit awards to participants. Each stock unit entitles the participant to receive, on a specified date or event set forth in the award agreement, one share of common stock or cash equal to the fair market value of one share on such date or event, as provided in the award agreement. The number of stock units awarded to each participant, and the terms and conditions of the award, will be at the discretion of the Committee. Unless otherwise specified in the award agreement, a participant will not be a shareholder with respect to the stock units awarded to him prior to the date they are settled in shares of common stock. The award agreement may provide that until the restrictions on the stock units lapse, the participant will be paid an amount equal to the dividends that would have been paid had the stock units been actual shares; provided that such dividend equivalents will be held by us and paid only to the extent the restrictions lapse.

Payment for Stock Options and Withholding Taxes. The Committee may make one or more of the following methods available for payment of any award, including the exercise price of a stock option, and for payment of the tax obligation associated with an award: (i) cash; (ii) cash received from a broker dealer to whom the holder has submitted an exercise notice together with irrevocable instructions to deliver promptly to us the amount of sales proceeds from the sale of the shares subject to the award to pay the exercise price or withholding tax; (iii) by directing us to withhold shares of common stock otherwise issuable in connection with the award having a fair market value equal to the minimum amount required to be withheld; and (iv) by delivery of previously acquired shares of common stock that are acceptable to the Committee and that have an aggregate fair market value on the date of exercise equal to the exercise price or withholding tax, or certification of ownership by attestation of such previously acquired shares.

Provisions Relating to a “Change in Control” of the Company. Notwithstanding any other provision of the 2018 Plan or any award agreement, in the event of a “Change in Control” of the Company, the Board has the discretion to provide that all outstanding awards will become fully exercisable, all restrictions applicable to all awards will terminate or lapse, and performance goals applicable to any stock awards will be deemed satisfied at the highest level. In addition, upon such Change in Control, the Committee has sole discretion to provide for the purchase of any outstanding stock option for cash equal to the difference between the exercise price and the then fair market value of the common stock subject to the option had the option been currently exercisable, make such adjustment to any award then outstanding as the Committee deems appropriate to reflect such Change in Control and cause any such award then outstanding to be assumed by the acquiring or surviving corporation after such Change in Control.

Amendment of Award Agreements; Amendment and Termination of the 2018 Plan; Term of the 2018 Plan. The Committee may amend any award agreement at any time, provided that no amendment may adversely affect the right of any participant under any agreement in any material way without the written consent of the participant, unless such amendment is required by applicable law, regulation or stock exchange rule.

The Board may terminate, suspend or amend the 2018 Plan, in whole or in part, from time to time, without the approval of the stockholders, unless such approval is required by applicable law, regulation or stock exchange rule, and provided that no amendment may adversely affect the right of any participant under any outstanding award in any material way without the written consent of the participant, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the shares are listed.

Notwithstanding the foregoing, neither the 2018 Plan nor any outstanding award agreement can be amended in a way that results in the repricing of a stock option. Repricing is broadly defined to include reducing the exercise price of a stock option or stock appreciation right or cancelling a stock option or stock appreciation right in exchange for cash, other stock options or stock appreciation rights with a lower exercise price or other stock awards. (This prohibition on repricing without stockholder approval does not apply in case of an equitable adjustment to the awards to reflect changes in the capital structure of the company or similar events.

No awards may be granted under the 2018 Plan on or after the tenth anniversary of the initial effective date of the 2018 Plan, or June 7, 2028.

U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current U.S. federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient of an award may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of shares acquired as a result of an award. The 2018 Plan is not qualified under the provisions of section 401(a) of the Code and will not be subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Non-Qualified Stock Options. A participant will not recognize any income at the time of grant. On the date the participant exercises the non-qualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The participant will be responsible for remitting to us the withholding tax obligation that arises at the time the option is exercised. We generally will receive a tax deduction for the same amount of ordinary income recognized by the participant. When the participant sells these shares, any gain or loss recognized by the participant is treated as either short-term or long-term capital gain or loss depending on whether the participant has held the shares more than one year.

Incentive Stock Options. A participant will not recognize any income at the time of grant. If the participant is issued shares pursuant to the exercise of an incentive stock option, and if the participant does not make a disqualifying disposition of the shares within one year after the date of exercise or within two years after the date of grant, the participant will not recognize any income, for federal income tax purposes, at the time of the exercise. When the participant sells the shares issued pursuant to the incentive stock option, the participant will be taxed, for federal income tax purposes, as a long-term capital gain on any amount recognized by the participant in excess of the exercise price, and any loss sustained by the participant will be a long-term capital loss. No deduction will be allowed to us for federal income tax purposes. If, however, the participant sells the shares before the expiration of the holding periods, the participant will recognize ordinary income on the difference between the exercise price and the fair market value at exercise, and we generally will receive a tax deduction in the same amount. Upon exercise of an incentive stock option, the excess of the fair market value over the exercise price is an item of tax preference to the participant for purposes of determining the alternative minimum tax.

In order to qualify as an incentive stock option, the option must be exercised within three months after the participant’s termination of employment for any reason other than death or disability and within one year after termination of the participant’s employment due to disability. If the option is not exercised within this time period, it will be treated as a non-qualified stock option and taxed accordingly.

Stock Awards/Stock Units. If a participant receives a stock award, the participant will recognize ordinary income upon becoming entitled to transfer the shares without forfeiture at the end of the restriction period. A participant generally will recognize ordinary income upon the receipt of cash or shares pursuant to the settlement of stock units, provided that if the shares are subject to any further restrictions on transfer, the participant will recognize ordinary income upon becoming entitled to transfer the shares without forfeiture at the end of the restriction period. The amount of income the participant recognizes will be equal to the fair market value of the shares on such date, or the amount of cash received less the amount paid by the participant for the shares. This amount will also be the participant’s tax basis for the shares. The participant will be responsible for remitting to us the withholding tax obligation that arises at the time the ordinary income is recognized. In addition, the holding period begins on the day the restrictions lapse, or the date the shares are received if not subject to any restrictions, for purposes of determining whether the participant has long-term or short-term capital gain or loss on a subsequent sale of the shares. We generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.

If a participant who receives a stock award subject to restrictions makes an election under Section 83(b) of the Code within 30 days after the date of the grant, the participant will have ordinary income equal to the fair market value on the date of grant, less the amount paid by the participant for the shares, and the participant will recognize no additional income until the participant subsequently sells the shares. The participant will be responsible for remitting to us the withholding tax obligation that arises at the time the ordinary income is recognized. When the participant sells the shares, the tax basis will be equal to the fair market value on the date of grant and the holding period for capital gains purposes begins on the date of the grant. If the participant forfeits the shares subject to the Section 83(b) election, the participant will not be entitled to any deduction, refund, or loss for tax purposes (other than a capital loss with respect to the amount previously paid by the participant), and we will have to include the amount that was previously deducted from our gross income in the taxable year of the forfeiture.

Stock Appreciation Rights. A participant will not recognize any income at the time of the grant of a stock appreciation right. Upon exercise of the stock appreciation right, the participant will recognize ordinary income equal to the amount received upon exercise. The participant will be responsible for remitting to us the withholding tax obligation that arises at the time the ordinary income is recognized. We generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.

Awards Granted Under the 2018 Plan

The following stock options have been granted under the 2018 Plan as of May 1, 2020:

Name	# of Options

Walter V. Klemp, Executive Chairman:	933,950

Christopher Capelli, CEO, President and CSO:	957,950

Lori Bisson, CFO:	338,200

Joe Tanner, COO:	298,850

All current executive officers:	2,528,950

All current non-employee directors:	135,000

All employees other than non-executive officers:	856,400

It is not possible at this time to determine the specific awards that will be made in 2020 and future years under the 2018 Plan. On May 13, 2020, the last reported sales price for the common stock was $9.18 per share.

Required Vote

The proposal to approve an increase in the number of shares authorized for issuance under the Company’s 2018 Stock Plan (Proposal 2) from 3,400,000 shares to 4,150,000 shares will require the affirmative vote of a majority of the shares of the Company’s Common Stock present at the Annual Meeting, in person or represented by proxy, and entitled to vote. Abstentions will be treated as votes “against” the proposal. Broker non-votes and failures to vote will have no effect on the outcome of the vote.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE A SHARE INCREASE UNDER THE COMPANY’S 2018 STOCK PLAN.

PROPOSAL 3 —

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Dixon Hughes Goodman LLP as the independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2020. The Board of Directors is submitting the appointment of Dixon Hughes Goodman LLP to the stockholders for ratification as a matter of good corporate practice.

In the event that the stockholders fail to ratify the appointment of Dixon Hughes Goodman LLP, the Audit Committee will reconsider its selection of audit firms but may decide not to change its selection. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any time if it determines that such a change would be in the best interest of the Company’s stockholders.

Representatives of Dixon Hughes Goodman LLP are expected to be present at the Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Changes in independent registered public accounting firm

On August 31, 2018, we accepted the resignation of GBH CPAs, PC (“GBH”) and engaged Marcum LLP (“Marcum”) as our independent registered public accountants. This change occurred in connection with GBH resigning as a result of GBH combining its practice with Marcum effective July 1, 2018. The engagement of Marcum was approved by the Audit Committee.

GBH’s reports on our financial statements as of and for the fiscal years ended December 31, 2017 and 2016 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports contained explanatory paragraphs in respect to uncertainty as to our ability to continue as a going concern.

During the fiscal years ended December 31, 2017 and 2016 and through August 31, 2018, there were no disagreements with GBH on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to GBH's satisfaction would have caused it to make reference thereto in connection with its reports on the financial statements for such years. During the fiscal years ended December 31, 2017 and 2016 and through August 31, 2018, there were no “reportable events” of the type described in Item 304(a)(1)(v) of Regulation S-K.

On August 31, 2018, we engaged Marcum as our new independent registered public accounting firm effective immediately. The retention of Marcum was approved by the Audit Committee. During the fiscal years ended December 31, 2017 and 2016 and through August 31, 2018, we did not consult with Marcum with respect to any matter whatsoever including without limitation with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on our financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or an event of the type described in Item 304(a)(1)(v) of Regulation S-K.

On April 9, 2019, our Audit Committee dismissed Marcum as our independent registered public accounting firm, effective as of such date.

The report of Marcum on our consolidated financial statements as of December 31, 2018 and for the year then ended did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, other than an explanatory paragraph relating to our ability to continue as a going concern. During the year ended December 31, 2018 and through April 9, 2019 there were no: (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the matter in its report on the consolidated financial statements for such year.

We requested that Marcum furnish us with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of such letter, dated April 15, 2019, was filed as exhibit 16.1 to the current report on Form 8-K/A we filed with the SEC on April 19, 2019.

On April 9, 2019, the Audit Committee approved the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2019.

During our last two fiscal years and through April 9, 2019, neither we nor anyone on their behalf consulted with Dixon Hughes Goodman LLP with respect to either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither written nor oral advice was provided to us that Dixon Hughes Goodman LLP concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Aggregate fees for professional services rendered by Dixon Hughes Goodman LLP and Marcum LLP for their respective services for the fiscal years ended December 31, 2019 and 2018, respectively, were as follows:

	2019	2018
Audit fees *	$117,668	$79,000
Audit-related fees *	$101,331	$63,900
Tax fees	$—	$—
All other fees	$—	$—
Total	$218,999	$142,900
* The amounts disclosed for 2018 include final billings in 2019 for the work completed with respect to fiscal year 2018. The amounts disclosed for 2019 include expected final billings in 2020 for the work completed with respect to fiscal year 2019.

Audit Fees

Audit fees represent the aggregate fees billed for professional services rendered by our independent accounting firm for the audit of our annual financial statements, review of financial statements included in our quarterly reports, review of registration statements or services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees

Audit-related fees represent the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under Audit Fees.

Tax Fees

Tax fees represent the aggregate fees billed for professional services rendered by our principal accountants for tax compliance, tax advice, and tax planning for such years.

All Other Fees

All other fees represent the aggregate fees billed for products and services other than the services reported in the other categories.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee on an annual basis reviews audit and non-audit services performed by the independent auditors. All audit and non-audit services are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the auditors’ independence.

Recommendation

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF DIXON HUGHES GOODMAN LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

EXECUTIVE OFFICERS

The Company's executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors and hold office until such officer's successor is elected and qualified or until such officer's earlier death, resignation or removal. The following table sets forth the names, ages and biographical information of all of the Company’s executive officers as of May 13, 2020.

Name	Age	Position
Walter V. Klemp	60	Executive Chairman
Christopher Capelli	60	Chief Executive Officer, President and Chief Science Officer
Lori Bisson	49	Chief Financial Officer
Joe Tanner	73	Chief Operating Officer

(1)See "Directors" for biographical information regarding Messrs. Klemp and Capelli.

Lori Bisson - Executive Vice President and Chief Financial Officer

Ms. Bisson has served as our chief financial officer since January 2015. Prior to joining Soliton, Ms. Bisson worked as a financial and business development consultant as a Shareholder in Condon & Company, PC, from 2009 through December 2014, where she advised a number of life science companies. From 2005 to 2009, Ms. Bisson served as the CFO and Vice-President of Operations for Zeno Corporation, a medical device company focused on new technology in the aesthetics area. Ms. Bisson previously served as the CFO of Gulfstream Trading, Ltd., an international oil trading organization from 2001 to 2005. From 1995 to 2001, Ms. Bisson held various positions with Drypers Corporation, a publicly traded multinational consumer products company, where she ultimately held the title of Vice President of Integrated Solutions and oversaw accounting, information technology, and logistics for the U.S. operation. Ms. Bisson began her career at Arthur Andersen, LLP as an auditor focused on consumer products companies. Ms. Bisson also serves as an advisor to Moleculin Biotech, Inc., a clinical stage pharmaceutical company focused on the development of oncology drug candidates. Ms. Bisson is a Certified Public Accountant and holds a BBA in Accounting from Baylor University.

Joe Tanner - Chief Operating Officer

Mr. Tanner has served as Soliton’s Chief Operating Officer since October 2014. Since 2000, Mr. Tanner has served as co-owner and part time co-manager of a chain of convenience stores in Washington State. Mr. Tanner served as Chief Operating Officer of Zeno Corporation from 2005 to 2011, a company that developed and marketed dermatology devices from concept through FDA approval and market launch. From 1993 to 2000, Mr. Tanner served as Chief Operating Officer of Drypers Corporation’s International Division, comprised of manufacturing facilities in 6 countries and sales teams in many other counties. Mr. Tanner has an undergraduate degree from Harvard University and a law degree from the University of Texas.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table and the related notes set forth information relating to the compensation earned by each of the named executive officers during the fiscal years ended December 31, 2019 and 2018.

Name and Principal Position	Year	Salary (1) ( $ )	Bonus (1) ( $ )	Non-Equity Incentive Plans (3) ($)	Option Awards (1)(2) ($)	Total ($)
Walter V. Klemp, Executive Chairman	2019	$175,000	$172,500	$100,000	$412,958	$860,458
	2018	$255,208	$18,750	$—	$880,002	$1,153,960
Christopher Capelli, Chief Executive Officer, President & Chief Science Officer	2019	$400,000	$177,187	$150,000	$384,007	$1,111,194
	2018	$300,000	$37,500	$—	$880,002	$1,217,502
Lori Bisson, Chief Financial Officer	2019	$269,375	$170,625	$100,000	$318,939	$858,939
	2018	$250,000	$45,000	$—	$218,483	$513,483
Joe Tanner, Chief Operating Officer	2019	$251,368	$106,640	$90,000	$181,548	$629,556
	2018	$238,907	$28,125	$—	$194,207	$461,239

(1)In 2017, Mr. Klemp, Dr. Capelli, and Mr. Tanner agreed to defer $31,250, $31,250, and $23,440, respectively, of their compensation, and in 2018, Mr. Klemp, Dr. Capelli, Ms. Bisson and Mr. Tanner agreed to defer $37,500, $75,000, $90,000 and $56,250, respectively, of their compensation until the Company had additional funding. Additionally, we agreed to pay a 50% premium on the amount deferred in both years. Of this deferred compensation and 50% premium, $103,125, $131,250, $101,250 and $98,440 were extinguished in January 2019 by Mr. Klemp, Dr. Capelli, Ms. Bisson and Mr. Tanner, respectively, in exchange for the issuance of options during 2019. The amounts represented by the 2018 deferred compensation are included in the Salary column for 2018 for each named executive officer, and the amounts represented by the 50% premium on the 2018 deferred compensation are included in the Bonus column for 2018 for each named executive officer. In addition, the fair market value of the options issued to Mr. Klemp, Dr. Capelli and Mr. Tanner to extinguish the above amounts was in excess of the actual deferred salary and 50% premium payable to Mr. Klemp, Dr. Capelli, and Mr. Tanner. The excess amounts of the options issued to Mr. Klemp, Dr. Capelli and Mr. Tanner were $39,863, $10,911 and $7,472, respectively, and are included in the Option Awards column for 2019. The fair market value of the options issued to Ms. Bisson was less than actual deferred salary and 50% premium for 2018 and, as such, the total amount of the options issued was excluded from the Option Award column for 2019.
(2)Represents the full grant date fair value of the stock option grant calculated in accordance with FASB ASC Topic 718. The measurement objective of FASB ASC Topic 718 is to estimate the fair value at the grant date of the equity instruments that the entity is obligated to issue when employees have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments (for example, to exercise share options). That estimate is based on the share price and other pertinent factors, such as in the case of stock options the expected volatility at the grant date. The grant date fair value of an award reflects the accounting expense and may not represent the actual value that will be realized. For a summary of the assumptions made in the valuation of these awards, please see Note 7 to our financial statements included elsewhere in the Annual Report on Form 10-K that accompanies this proxy statement.
(3)Amounts were earned in 2019 but paid in 2020.

Narrative to Summary Compensation Table

We review compensation annually for all employees, including our executives. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the individual executive’s performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short and long-term results that are in the best interests of our stockholders and a long-term commitment to our company. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the Chief Executive

Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, the Compensation Committee then determines the compensation for each executive officer. Our Compensation Committee, without members of management present, discusses and ultimately approves the compensation of our executive officers. In 2019, the Compensation Committee retained Pay Governance, a compensation consulting firm, to evaluate our executive compensation program. Pay Governance’s engagement included assisting the Compensation Committee with the selection of a peer group of companies for bench marking purposes, and an analysis of our existing executive compensation. The consultant serves at the pleasure of the Compensation Committee rather than us, and the consultant’s fees are approved by the Compensation Committee.

Annual Base Salary

For 2019, the base salaries for Mr. Klemp, Dr. Capelli, Ms. Bisson and Mr. Tanner were $200,000, $425,000, $300,000 and $250,000, respectively. Effective January 1, 2020, the base salaries for Mr. Klemp, Dr. Capelli, Ms. Bisson and Mr. Tanner were adjusted to $225,000, $450,000, $325,000 and $265,000, respectively.

Annual Bonus and Non-Equity Incentive Plan Compensation

We seek to motivate and reward our executives for achievements relative to our corporate goals and objectives, and with respect to their respective individual goals, for each fiscal year. For 2019, the target bonus for Mr. Klemp, Dr. Capelli, Ms. Bisson and Mr. Tanner was approximately 50%, 35%, 38% and 36%, respectively, of their base salary. For 2020, the target bonus for Mr. Klemp, Dr. Capelli, Ms. Bisson and Mr. Tanner will be approximately 56%, 39%, 38% and 38%, respectively, of their base salary.

The actual performance-based annual bonus paid is calculated by multiplying the executive’s annual base salary, target bonus percentage, the percentage attainment of the corporate goals established by the Board for such year, which represents 75% of the potential bonus payable, and the percentage attainment of the individual goals approved by our Compensation Committee, which represents 25% of the potential bonus payable. However, the Compensation Committee is not required to calculate bonuses in this manner and retains discretion in the amounts it awards and the factors it takes into consideration in determining bonus amounts. At the end of the year, the Compensation Committee reviews our performance against our goals and objectives and approves the extent to which we achieved each of our corporate and individual goals and objectives, and, for each named executive officer, the amount of the bonus awarded.

For 2019, bonuses were awarded based on our achievement of specified corporate goals, including our clinical trial development and progress, our FDA clearance progress, the improvement of our internal controls and our ability to maintain sufficient funding to maintain our planned clinical activities, and individual goals, as applicable. Based on the level of achievement, our Compensation Committee awarded each of our named executive officers the full amount of their potential bonuses for 2019. These actual bonus amounts are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

For 2020, bonuses will be awarded based on our achievement of specified corporate goals, including our clinical trial development and progress, our FDA clearance progress related to new indications, the success of our commercial launch, the improvement of our internal controls and our ability to maintain sufficient funding to maintain our planned clinical and commercial activities, and individual goals, as applicable.

We completed our IPO in February 2019. Upon the completion of our IPO, our Compensation Committee awarded discretionary bonuses to our named executive officers. For 2018, bonuses were accrued for the 50% premium, which was earned on the amount of salaries deferred by the named officers. These actual bonus amounts are reflected in the “Bonus” column of the Summary Compensation Table above.

Long-Term Incentives

Our 2018 Plan provides for the grant of stock options, stock awards, stock unit awards and stock appreciation rights to key employees, non-employee directors and consultants.

Each year our Compensation Committee establishes a value for the option grant payable to each of our named executive officers. For 2019, the fair value of the option grants for Mr. Klemp, Dr. Capelli, Ms. Bisson and Mr. Tanner were $750,000, $750,000, $450,000 and $350,000, respectively. These options were issued in February 2020 and are not reflected in the Summary Compensation Table. For 2020, the fair value of the option grants for Mr. Klemp, Dr. Capelli, Ms. Bisson and Mr. Tanner will be targeted at $800,000, $800,000, $475,000 and $385,000, respectively. We set the option exercise price, and grant date fair value based on the closing price of our common stock on Nasdaq on the date of grant. The shares underlying options typically vest in four equal annual installments.

Employment Agreements

As discussed in the Form 1-A we filed in connection with our IPO, we stated that we intended to enter into employment agreements with our named executive officers upon the closing of our IPO on the following terms: (i) Mr. Klemp - base salary: $200,000; cash bonus target for 2019: 50%; option grant value target for 2019: $750,000; (ii) Dr. Capelli - base salary: $425,000; cash bonus target for 2019: 35%; option grant value target for 2019: $750,000; (iii) Ms. Bisson - base salary: $265,000; cash bonus target for 2019: 38%; option grant value target for 2019: $450,000; and (iv) Mr. Tanner - base salary: $250,000; cash bonus target for 2019: 36%; option grant value target for 2019: $350,000.

On February 25, 2019, we entered into employment agreements with each of the foregoing named executive officers. Each employment agreement provides for an initial term of one year, which will be automatically renewed for additional one-year terms unless either party chooses not to renew the employment agreement. The employment agreements provide for an initial base salary, cash bonus target, and option grant value target in accordance with the above disclosure set forth in our Form 1-A. Notwithstanding the targeted bonus and option amounts, the final determination on the amount of the bonus or option grant, if any, will be made by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee.

Pursuant to the employment agreements, if the named executive officer is terminated at our election without “cause” (as defined in the employment agreement), or by the named executive officer for “good reason” (as defined in the employment agreement), the named executive officer shall be entitled to receive severance payments equal to twelve months base salary, with respect to Mr. Klemp and Dr. Capelli, and nine months base salary, with respect to Ms. Bisson and Mr. Tanner, and, in each case, a pro rata portion of the target bonus, if any, for the year in which such termination occurs. Pursuant to the employment agreements, the named executive officers agreed not to compete with us until twelve months after the termination of their employment, with respect to Mr. Klemp and Dr. Capelli, and nine months after termination of their employment, with respect to Ms. Bisson and Mr. Tanner.

Equity Awards

The following table sets forth certain information concerning our outstanding restricted stock agreements for our named executive officers at December 31, 2019.

Outstanding Equity Awards at Fiscal Year-End-2019

	Options
Name	Number of Securities Underlying Unexercised Options (#) exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Walter V. Klemp (1)	181,250	543,750	$1.75	6/7/2028
	63,375	21,125	$1.75	2/4/2029
		35,150	$14.62	6/27/2029
Christopher Capelli (2)	181,250	543,750	$1.75	6/7/2028
	81,375	27,125	$1.75	2/4/2029
		35,150	$14.62	6/27/2029
Lori Bisson (3)	45,000	135,000	$1.75	6/7/2028
	62,625	20,875	$1.75	2/4/2029
		21,100	$14.62	6/27/2029
Joe Tanner (4)	40,000	120,000	$1.75	6/7/2028
	60,563	20,188	$1.75	2/4/2029
		16,400	$14.62	6/27/2029

(1)At December 31, 2019, Mr. Klemp owned the following options: (i) unvested stock options to purchase 543,750 shares of Common Stock, which vest in three remaining annual installments of 181,250 on each annual anniversary date of June 7, 2020, June 7, 2021 and June 7, 2022; (ii) unvested stock options to purchase 21,125 shares of Common Stock, which vest in one remaining quarterly installment on February 3, 2020; and (iii) unvested stock options to purchase 35,150 shares of Common Stock, which vest in four annual installments over a four year period, with 1/4 vesting on June 27, 2020, and thereafter 1/4 vesting on each annual anniversary date of the issuance.
(2)At December 31, 2019, Mr. Capelli owned the following options: (i) unvested stock options to purchase 543,750 shares of Common Stock, which vest in three remaining annual installments of 181,250 on each annual anniversary date of June 7, 2020, June 7, 2021 and June 7, 2022; (ii) unvested stock options to purchase 27,125 shares of Common Stock, which vest in one remaining quarterly installment on February 3, 2020; and (iii) unvested stock options to purchase 35,150 shares of Common Stock, which vest in four annual installments over a four year period, with 1/4 vesting on June 27, 2020, and thereafter 1/4 vesting on each annual anniversary date of the issuance.
(3)At December 31, 2019, Ms. Bisson owned the following options: (i) unvested stock options to purchase 135,000 shares of Common Stock, which vest in three remaining annual installments of 45,000 on each annual anniversary date of June 7, 2020, June 7, 2021 and June 7, 2022; (ii) unvested stock options to purchase 20,875 shares of Common Stock, which vest in one remaining quarterly installment on February 3, 2020; and (iii) unvested stock options to purchase 21,100 shares of Common Stock, which vest in four annual installments over a four year period, with 1/4 vesting on June 27, 2020, and thereafter 1/4 vesting on each annual anniversary date of the issuance.
(4)At December 31, 2019, Mr. Tanner owned the following options: (i) unvested stock options to purchase 120,000 shares of Common Stock, which vest in three remaining annual installments of 40,000 on each annual anniversary date of June 7, 2020, June 7, 2021 and June 7, 2022; (ii) unvested stock options to purchase 20,188 shares of Common Stock, which vest in one remaining quarterly installment on February 3, 2020; and (iii) unvested stock options to purchase 16,400 shares of Common Stock, which vest in four annual installments over a four year period, with 1/4 vesting on June 27, 2020, and thereafter 1/4 vesting on each annual anniversary date of the issuance.

Equity Compensation Plan Information

The following table sets forth information regarding our equity compensation plans at December 31, 2019:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities (by class) remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	2,883,550	$2.70	531,450
Equity compensation plans not approved by security holders	243,431	$4.41	—

(1)Represents shares of common stock issuable upon exercise of outstanding stock options and rights under our 2012 and 2018 Stock Plan.

(2)Consists of warrants issued to placement agents, in connection with certain private placements and to the underwriters in our IPO.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information, as of March 23, 2020, regarding beneficial ownership of our common stock by:

●	each of our directors and director nominees;

●	each of our executive officers;

●	all directors and executive officers as a group; and

●	each person, or group of affiliated persons, known by us to beneficially own more than five percent of our shares of common stock.

Beneficial ownership is determined according to the rules of the SEC, and generally means that person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security and includes options that are currently exercisable or exercisable within 60 days. Each director or officer, as the case may be, has furnished us with information with respect to beneficial ownership. Except as otherwise indicated, we believe that the beneficial owners of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply. Except as otherwise noted below, the address for each person or entity listed in the table is c/o Soliton, Inc., 5304 Ashbrook Drive, Houston, Texas, 77081.

	Shares beneficially owned	Percentage owned (1)
Name and Address of Beneficial Owner
Directors and Executive Officers
Walter V. Klemp	718,667	4.2%
Christopher Capelli, M.D. (2)	756,107	4.5%
Lori Bisson	203,500	1.2%
Joe Tanner	200,750	1.2%
Jonathan P. Foster	20,000	*
Danika Harrison	7,500	*
Brad Hauser	7,500	*
Directors and Executive Officers as a Group (7 persons)	1,914,024	11.3%
5% or greater shareholders
Remeditex Ventures (3)	9,514,604	56.2%
* Less than 1%

(1)Based on 16,932,184 shares of common stock outstanding as of March 23, 2020. Shares of Common Stock subject to options held by any person that are currently exercisable or are exercisable within 60-days of March 23, 2020 are deemed outstanding for purposes of computing the percentage ownership of such person but are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(2)Includes 175,000 currently held by M.D. Anderson Cancer Center (“MD Anderson”) that were issued pursuant to our license agreement with MD Anderson. As the inventor of the intellectual property we license from MD Anderson, Dr. Capelli is entitled to 50% of the proceeds (after the recoupment of any costs associated therewith) from the sale by MD Anderson of the shares issued to the MD Anderson in connection with the license agreement. Notwithstanding Dr. Capelli pecuniary interest in the shares held by MD Anderson, Dr. Capelli has no right to vote or sell the shares held by MD Anderson.
(3)Remeditex Ventures LLC is the record and beneficial owner of the securities set forth in the table, and shares voting and dispositive power over such securities with Malachite Trust, the majority owner of Remeditex Ventures LLC and Lyda Hill. Ms. Hill is the Trustee of the Malachite Trust. By reason of such relationships, Ms. Hill, the Malachite Trust and Remeditex Ventures LLC may be deemed to share voting and dispositive power over the securities owned directly by Remeditex Ventures LLC. Remeditex Ventures LLC, the Malachite Trust and Lyda Hill each disclaims beneficial ownership of the reported securities except to the extent of its or her pecuniary interest therein.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have a license agreement with MD Anderson for certain of the patents, patent applications and related intellectual property on which we base our research and product development. MD Anderson is a stockholder of our Company as a result of the shares issued to acquire the license agreement.

As the inventor of the intellectual property we license from MD Anderson, Dr. Capelli is entitled to 50% of the license income (which is determined after MD Anderson recoups any costs associated therewith) that we are required to pay to MD Anderson pursuant to our license agreement with MD Anderson. For the years ended December 31, 2019, and 2018, Dr. Capelli received $187,500 and $27,500 respectively from MD Anderson. In addition, Dr. Capelli is entitled to 50% of the proceeds (after the recoupment of any costs associated therewith) from the sale by MD Anderson of the 175,000 shares issued to MD Anderson in connection with the license agreement.

As of December 31, 2018, we had convertible bridge notes outstanding with Remeditex Ventures LLC, our largest stockholder, in the amount of $8,400,000, consisting of $6,900,000 in principal amount of 8.25% convertible notes and $1,500,000 in principal amount of 10% convertible notes. The 8.25% convertible notes were originally due on January 31, 2018 with respect to $5,000,000 in principal amount of notes and June 29, 2018 with respect to $1,900,000 in principal amount of notes; the maturity date of the notes has been extended to April 30, 2019 and the interest rate on such notes increased from 8.25% to 12% commencing on the original due date. Upon the closing of our IPO on February 14, 2019, these notes included accrued interest (calculated through an assumed date of February 14, 2019 of $1,279,932) converted into 4,470,482 shares of common stock.

On June 16, 2019, we entered into a securities purchase agreement with investors, including Remeditex Ventures LLC, for the issuance and sale of an aggregate of 675,000 units (of which Remeditex Ventures LLC purchased 357,143 units), each unit consisting of (i) one share of our common stock, and (ii) a warrant to purchase 0.7 shares (a total of 472,500) of our common stock. The offering price of the units was $14.00 per unit. The warrants included in the units are exercisable at a price of $16.00 per share and will expire on August 23, 2024, pursuant to which the resale of the shares of common stock underlying the June Warrants are registered. The closing of the issuance and sale of these securities was consummated on June 19, 2019. On July 1, 2019, we filed a Registration Statement on Form S-1 to register for resale the common stock underlying the June Units sold with our June 2019 private offering.

On October 10, 2019, we entered into a securities purchase agreement with investors, including Remeditex Ventures LLC, for the issuance and sale of an aggregate of 485,250 units (of which Remeditex Ventures LLC purchased 155,280 units), each unit consisting of (i) one share of our common stock, and (ii) a warrant to purchase 1.1 shares (a total of 533,775 shares) of our common stock. The offering price of the units was $12.88 per unit. The warrants included in the units are exercisable at a price of $12.88 per share, and expire on October 10, 2024. The closing of the issuance and sale of these securities was consummated on October 11, 2019. On November 8, 2019, we filed a Registration Statement on Form S-1 to register for resale the common stock underlying the October Units sold with our October 2019 private offering.

As of February 14, 2019, we had a convertible bridge note outstanding with Christopher Capelli, our chief executive officer, president and chief science officer, in the amount of $22,000. Upon the closing of our IPO, these notes includ the accrued interest (calculated through an assumed date of February 14, 2019 of $1,519) converted into 13,440 shares of common stock.

From October 2018 through February 2019, we issued $985,000 in principal amount of 10% nonconvertible promissory notes. Upon the closing of our IPO, these notes included accrued interest calculated through an assumed date of February 14, 2019 of $20,038. For each dollar in principal amount of notes purchase by investors, we issued the investors a five-year warrant to purchase one share of common stock at an exercise price of $1.75 per share. Mr. Klemp, Dr. Capelli, Ms. Bisson, Mr. Foster and other members of management collectively purchased $125,000 of these notes and warrants on the same terms as described above. On February 15, 2019, we paid $985,000 in principal and $20,038 in accrued interest to the note holders to repay the above notes in full.

Policies and Procedures for Related Party Transactions

Our Audit Committee charter provides that our Audit Committee will be responsible for reviewing and approving in advance any related party transaction. This will cover, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. All of the transactions described in this section occurred prior to the creation of our Audit Committee and the adoption of this policy.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors with its oversight responsibilities regarding the Company’s financial reporting process. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and the reporting process, including the Company’s accounting policies, internal control over financial reporting and disclosure controls and procedures. Dickson Hughes Goodman LLP, the Company’s independent registered public accounting firm, is responsible for performing an audit of the Company’s financial statements.

We have reviewed and discussed with management and Dickson Hughes Goodman LLP the Company’s audited financial statements. We discussed with Dickson Hughes Goodman LLP the overall scope and plans of their audit. We met with Dickson Hughes Goodman LLP, with and without management present, to discuss the results of its examinations, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

With regard to the fiscal year ended December 31, 2019, the Audit Committee (i) reviewed and discussed with management the Company’s audited financial statements as of December 31, 2019, and for the year then ended; (ii) discussed with Dickson Hughes Goodman LLP the matters required by Public Company Accounting Oversight Board ("PCAOB") AS Section 1301, Communications with Audit Committees; (iii) received the written disclosures and the letter from Dickson Hughes Goodman LLP required by applicable requirements of the PCAOB regarding Dickson Hughes Goodman LLP’s communications with the Audit Committee regarding independence; and (iv) discussed with Dickson Hughes Goodman LLP their independence.

Based on the review and discussions described above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for filing with the SEC.

/s/ Jonathan Foster
Jonathan Foster, Chairman

/s/ Bradley Hauser
Bradley Hauser

/s/ Danika Harrison
Danika Harrison

STOCKHOLDER PROPOSALS FOR THE 2021 ANNUAL STOCKHOLDERS MEETING

Stockholder proposals to be considered for inclusion in the Company’s proxy statement and proxy card for the 2021 Annual Stockholders Meeting pursuant to Rule 14a-8 under the Exchange Act must be submitted in writing to the Company’s Secretary at the Company’s principal executive offices located at 5304 Ashbrook Drive, Houston, Texas 77081 no later than January 20, 2021.

For any proposal that a stockholder wishes to propose for consideration at the 2021 Annual Meeting but does not wish to include in the proxy materials for that meeting, our Amended and Restated Bylaws require a notice of the proposal to be delivered not less than 120 days prior to the anniversary of the mailing date of our proxy materials for the preceding annual meeting of stockholders. The notice of the proposal also must comply with the content requirements for such notices set forth in our Amended and Restated Bylaws.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The Company may satisfy SEC rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement and annual report to an address shared by two or more Company stockholders. This delivery method is referred to as “householding” and can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company has delivered only one proxy statement and annual report to multiple stockholders who share an address, unless contrary instructions were received from impacted stockholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a registered stockholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact Computershare, 211 Quality Circle, Suite 210, College Station, TX 77845; or by telephone at 1-800-851-9677. If your stock is held through a broker or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact such broker or bank. Conversely, multiple stockholders sharing a single address may request delivery of a single copy of proxy statements or annual reports in the future by contacting, in the case of registered stockholders, Computershare, 211 Quality Circle, Suite 210, College Station, TX 77845; or by telephone at 1-800-851-9677, or, in the case of stockholders holding their stock though a broker or bank, by contacting such broker or bank.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

A copy of our 2019 Annual Report on Form 10-K has been mailed concurrently with this proxy statement to stockholders entitled to notice of and to vote at the Annual Meeting, provided that we have not included the exhibits to the Form 10-K. We will provide copies of these exhibits without cost upon request by eligible stockholders. Requests for copies of such exhibits should be mailed to Soliton, Inc., 5304 Ashbrook Drive, Houston, TX 77081, Attention: Corporate Secretary.

GENERAL

Management does not intend to bring any business before the Meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the Meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters.

OTHER INFORMATION

Proxies are being solicited by our Board of Directors. We will bear the costs of the solicitation of the proxies on behalf of the Board of Directors. Our directors, officers or employees may solicit proxies in person, or by mail, telephone, facsimile or electronic transmission. The costs associated with the solicitation of proxies will include the cost of preparing, printing, and mailing this proxy statement, the Notice and any other information we send to stockholders. In addition, we must pay banks, brokers, custodians and other persons representing beneficial owners of shares held in street name certain fees associated with:

●	Forwarding printed proxy materials by mail to beneficial owners; and

●	Obtaining beneficial owners’ voting instructions.

If you choose to access the proxy materials and/or vote on the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy materials, please contact:

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Lori Bisson
Lori Bisson
Corporate Secretary
Soliton, Inc.

soliton VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 8:00 a.m., (central time), on June 19, 2020.

Online
Go to **www.investorvote.com/SOLY** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/SOLY

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2020 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 - 3.

1. Election of Directors:

01 - Christoper Capelli 02 - Jonathan Foster 03 - Danika Harrison
04 - Bradley Hauser 05 - Walter Klemp

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

____

	For	Against	Abstain
2. Approval on increase in the number of authorized shares under the Company's 2018 Stock Plan from 3,400,000 shares to 4,150,000 shares.	☐	☐	☐
3. Ratification of the appointment of Dixon Hughes Goodman, LLP as the registered independent public accounting firm for the fiscal year ending December 31, 2020.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

2020 Annual Meeting Admission Ticket

2020 Annual Meeting of Soliton, Inc. Shareholders

June 19, 2020, 10:00 a.m. CT
Soliton, Inc. Corporate Headquarters
5304 Ashbrook Drive, Houston, TX 77081

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The material is available at: https://ir.soliton.com/all-sec-filings

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/SOLY

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Soliton, Inc.

Notice of 2020 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — June 19, 2020

Joe Tanner or Lori Bisson, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Soliton, Inc. to be held on June 19, 2020 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2-3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Appendix A

SOLITON, INC.2018 STOCK PLAN
(Amended and Restated)______________________
Section 1.Establishment and Purpose.
a.The Board of Directors of Soliton, Inc. (the “Company”) hereby establishes the Soliton, Inc. 2018 Stock Plan (the “Plan”) effective as of June 7, 2018. The Plan was amended effective as of March 27, 2020, subject to approval by the Company’s stockholders at the Company’s annual meeting on June 19, 2020. Awards granted prior to the effective date of the Plan’s amendment and restatement shall be governed by the terms of the Plan as in effect on the grant date of the Award.
b.The purpose of the Plan is to attract and retain outstanding individuals as Key Employees, Directors and Consultants of the Company and its Subsidiaries, to recognize the contributions made to the Company and its Subsidiaries by Key Employees, Directors and Consultants, and to provide such Key Employees, Directors and Consultants with additional incentive to expand and improve the profits and achieve the objectives of the Company and its Subsidiaries, by providing such Key Employees, Directors and Consultants with the opportunity to acquire or increase their proprietary interest in the Company through receipt of Awards.
Section 2.Definitions.
As used in the Plan, the following terms shall have the meanings set forth below:
a.“Award” means any award or benefit granted under the Plan, which shall be a Stock Option, a Stock Award, a Stock Unit Award or an SAR.
b.“Award Agreement” means, as applicable, a Stock Option Agreement, Stock Award Agreement, Stock Unit Award Agreement or SAR Agreement evidencing an Award granted under the Plan.
c.“Board” means the Board of Directors of the Company.
d.“Change in Control” has the meaning set forth in Section 8.2 of the Plan.
e.“Code” means the Internal Revenue Code of 1986, as amended from time to time.
f.“Committee” means the Compensation Committee of the Board or such other committee as may be designated by the Board from time to time to administer the Plan, or, if no such committee has been designated at the time of any grants, it shall mean the Board.
g.“Common Stock” means the Common Stock, par value $0.001 per share, of the Company.
h.“Company” means Soliton, Inc., a Delaware corporation.
i.“Consultant” means any person, including an advisor, who is engaged by the Company or an affiliate to render consulting or advisory services and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
j.“Director” means a director of the Company who is not an employee of the Company or a Subsidiary.

k.“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
l.“Fair Market Value” means as of any date, the closing price of a share of Common Stock on the national securities exchange on which the Common Stock is listed, or, if the Common Stock is not listed on a national securities exchange, the over-the-counter market on which the Common Stock trades, or, if the Common Stock is not listed on a national securities exchange or an over-the-counter market, as determined by the Board as of such date, or, if no trading occurred on such date, as of the trading day immediately preceding such date.
m.“Incentive Stock Option” or “ISO” means a Stock Option granted under Section 5 of the Plan that meets the requirements of Section 422(b) of the Code or any successor provision.
n.“Key Employee” means an employee of the Company or any Subsidiary selected to participate in the Plan in accordance with Section 3. A Key Employee may also include a person who is granted an Award (other than an Incentive Stock Option) in connection with the hiring of the person prior to the date the person becomes an employee of the Company or any Subsidiary, provided that such Award shall not vest prior to the commencement of employment.
o.“Non-Qualified Stock Option” or “NSO” means a Stock Option granted under Section 5 of the Plan that is not an Incentive Stock Option.
p.“Participant” means a Key Employee, Director or Consultant selected to receive an Award under the Plan.
q.“Plan” means the Soliton, Inc. 2018 Stock Plan.
r.“Stock Appreciation Right” or “SAR” means a grant of a right to receive shares of Common Stock or cash under Section 8 of the Plan.
s.“Stock Award” means a grant of shares of Common Stock under Section 6 of the Plan.
t.“Stock Option” means an Incentive Stock Option or a Non-Qualified Stock Option granted under Section 5 of the Plan.
u.“Stock Unit Award” means a grant of a right to receive shares of Common Stock or cash under Section 7 of the Plan.
v.“Subsidiary” means an entity of which the Company is the direct or indirect beneficial owner of not less than 50% of all issued and outstanding equity interest of such entity.
Section 3.Administration.
a.The Board.
The Plan shall be administered by the Committee, which shall be comprised of at least two members of the Board who satisfy the “non-employee director” definition set forth in Rule 16b-3 under the Exchange Act, unless the Board otherwise determines.
b.Authority of the Committee.
(1)The Committee, in its sole discretion, shall determine the Key Employees and Directors to whom, and the time or times at which Awards will be granted, the form and amount of each Award, the expiration date of each Award, the time or times within which the Awards may be exercised, the cancellation of the Awards and the other limitations, restrictions, terms and conditions applicable to the grant of the Awards. The terms and conditions of the Awards need not be the same with respect to each Participant or with respect to each Award.

(2)To the extent permitted by applicable law, regulation, and rules of a stock exchange on which the Common Stock is listed or traded, the Committee may delegate its authority to grant Awards to Key Employees and to determine the terms and conditions thereof to such officer of the Company as it may determine in its discretion, on such terms and conditions as it may impose, except with respect to Awards to officers subject to Section 16 of the Exchange Act.
(3)The Committee may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific terms and conditions of the Awards granted hereunder, shall be final and conclusive for all purposes and upon all persons.
(4)No member of the Board or the Committee shall be liable for any action taken or determination made hereunder in good faith. Service on the Committee shall constitute service as a Director so that the members of the Committee shall be entitled to indemnification and reimbursement as Directors of the Company pursuant to the Company’s Certificate of Incorporation and By-Laws.
c.Award Agreements.
(1)Each Award shall be evidenced by a written Award Agreement specifying the terms and conditions of the Award. In the sole discretion of the Committee, the Award Agreement may condition the grant of an Award upon the Participant’s entering into one or more of the following agreements with the Company: (i) an agreement not to compete with the Company and its Subsidiaries which shall become effective as of the date of the grant of the Award and remain in effect for a specified period of time following termination of the Participant’s employment with the Company; (ii) an agreement to cancel any employment agreement, fringe benefit or compensation arrangement in effect between the Company and the Participant; and (iii) an agreement to retain the confidentiality of certain information. Such agreements may contain such other terms and conditions as the Committee shall determine. If the Participant shall fail to enter into any such agreement at the request of the Committee, then the Award granted or to be granted to such Participant shall be forfeited and cancelled.
Section 4.Shares of Common Stock Subject to Plan.
a.Total Number of Shares.
(1)The total number of shares of Common Stock that may be issued under the Plan shall be 4,150,000 (which reflects the 3,400,000 shares previously authorized under the Plan and 750,000 shares to be issued under the Plan pursuant to this amendment and restatement). Such shares may be either authorized but unissued shares or treasury shares, and shall be adjusted in accordance with the provisions of Section 4.3 of the Plan.
(2)The number of shares of Common Stock delivered by a Participant or withheld by the Company on behalf of any such Participant as full or partial payment of an Award, including the exercise price of a Stock Option or of any required withholding taxes, shall not again be available for issuance pursuant to subsequent Awards, and shall count towards the aggregate number of shares of Common Stock that may be issued under the Plan. Any shares of Common Stock purchased by the Company with proceeds from a Stock Option exercise shall not again be available for issuance pursuant to subsequent Awards, shall count against the aggregate number of shares that may be issued under the Plan and shall not increase the number of shares available under the Plan.
(3)If there is a lapse, forfeiture, expiration, termination or cancellation of any Award for any reason (including for reasons described in Section 3.3), or if shares of Common Stock are issued under such Award and thereafter are reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof, the shares of Common Stock subject to such Award or reacquired by the Company shall again be available for issuance pursuant to subsequent Awards, and shall not count towards the aggregate number of shares of Common Stock that may be issued under the Plan.
b.Shares Under Awards.
Of the shares of Common Stock authorized for issuance under the Plan pursuant to Section 4.1:
(1)The maximum number of shares of Common Stock as to which a Key Employee may receive Stock Options or SARs in any calendar year is 750,000, except that the maximum number of shares of Common Stock as to which a Key Employee may receive Stock Options or SARs in the calendar year in which such Key Employee begins employment with the Company or its Subsidiaries is 750,000.
(2)The maximum number of shares of Common Stock that may be subject to Stock Options (ISOs and/or NSOs) is 4,150,000.
(3)The maximum number of shares of Common Stock that may be used for Stock Awards and/or Stock Unit Awards that may be granted to any Key Employee in any calendar year is 750,000, or, in the event the Award is settled in cash, an amount equal to the Fair Market Value of such number of shares on the date on which the Award is settled.
(4)The maximum number of shares of Common Stock subject to Awards granted under the Plan or otherwise during any one calendar year to any Director, taken together with any cash fees paid by the Company to such Director during such calendar year for service on the Board, will not exceed $300,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).
The numbers of shares described herein shall be as adjusted in accordance with Section 4.3 of the Plan.
c.Adjustment.
In the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction, the Committee shall make such adjustments as it deems appropriate, in its sole discretion, to preserve the benefits or intended benefits of the Plan and Awards granted under the Plan. Such adjustments may include: (a) adjustment in the number and kind of shares reserved for issuance under the Plan; (b) adjustment in the number and kind of shares covered by outstanding Awards; (c) adjustment in the exercise price of outstanding Stock Options or SARs or the price of Stock Awards or Stock Unit Awards under the Plan; (d) adjustments to any of the shares limitations set forth in Section 4.1 or 4.2 of the Plan; and (e) any other changes that the Committee determines to be equitable under the circumstances.
Section 5.Grants of Stock Options.
a.Grant.
Subject to the terms of the Plan, the Committee may from time to time grant Stock Options to Participants. Unless otherwise expressly provided at the time of the grant, Stock Options granted under the Plan to Key Employees will be NSOs. Stock Options granted under the Plan to Directors who are not employees of the Company or any Subsidiary will be NSOs.
b.Stock Option Agreement.
The grant of each Stock Option shall be evidenced by a written Stock Option Agreement specifying the type of Stock Option granted, the exercise period, the exercise price, the terms for payment of the exercise price, the expiration date of the Stock Option, the number of shares of Common Stock to be subject to each Stock Option and such other terms and conditions established by the Committee, in its sole discretion, not inconsistent with the Plan.
c.Exercise Price and Exercise Period.
With respect to each Stock Option granted to a Participant:
(1)The per share exercise price of each Stock Option shall be the Fair Market Value of the Common Stock subject to the Stock Option on the date on which the Stock Option is granted.
(2)Each Stock Option shall become exercisable as provided in the Stock Option Agreement; provided that the Committee shall have the discretion to accelerate the date as of which any Stock Option shall become exercisable in the event of the Participant’s termination of employment with the Company, or service on the Board, without cause (as determined by the Board in its sole discretion).
(3)No dividends or dividend equivalents shall be paid with respect to any shares subject to a Stock Option prior to the exercise of the Stock Option.
(4)Each Stock Option shall expire, and all rights to purchase shares of Common Stock thereunder shall expire, on the date ten years after the date of grant.
d.Required Terms and Conditions of ISOs.
In addition to the foregoing, each ISO granted to a Key Employee shall be subject to the following specific rules:
(1)The aggregate Fair Market Value (determined with respect to each ISO at the time such Option is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (under all incentive stock option plans of the Company and its Subsidiaries) shall not exceed $100,000. If the aggregate Fair Market Value (determined at the time of grant) of the Common Stock subject to an ISO which first becomes exercisable in any calendar year exceeds the limitation of this Section 5.4(a), so much of the ISO that does not exceed the applicable dollar limit shall be an ISO and the remainder shall be a NSO; but in all other respects, the original Stock Option Agreement shall remain in full force and effect.
(2)Notwithstanding anything herein to the contrary, if an ISO is granted to a Key Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or its parent or subsidiaries within the meaning of Section 422(b)(6) of the Code): (i) the purchase price of each share of Common Stock subject to the ISO shall be not less than 110% of the Fair Market Value of the Common Stock on the date the ISO is granted; and (ii) the ISO shall expire, and all rights to purchase shares of Common Stock thereunder shall expire, no later than the fifth anniversary of the date the ISO was granted.
(3)No ISOs shall be granted under the Plan after ten years from the earlier of the date the Plan is adopted or approved by shareholders of the Company.
e.Exercise of Stock Options.
(1)A Participant entitled to exercise a Stock Option may do so by delivering written notice to that effect specifying the number of shares of Common Stock with respect to which the Stock Option is being exercised and any other information the Committee may prescribe. All notices or requests provided for herein shall be delivered to the Chief Financial Officer of the Company.
(2)The Committee in its sole discretion may make available one or more of the following alternatives for the payment of the Stock Option exercise price: (i) in cash; (ii) in cash received from a broker-dealer to whom the Participant has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Stock Option to pay the exercise price; (iii) by directing the Company to withhold such number of shares of Common Stock otherwise issuable in connection with the exercise of the Stock Option having an aggregate Fair Market Value equal to the exercise price; (iv) by delivering previously acquired shares of Common Stock that are acceptable to the Committee and that have an aggregate Fair Market Value on the date of exercise equal to the Stock Option exercise price; or (v) by certifying to ownership by attestation of such previously acquired shares of Common Stock.
The Committee shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the Stock Option exercise price.
Section 6.Stock Awards.
a.Grant.
The Committee may, in its discretion, (a) grant shares of Common Stock under the Plan to any Participant without consideration from such Participant or (b) sell shares of Common Stock under the Plan to any Participant for such amount of cash, Common Stock or other consideration as the Committee deems appropriate.
b.Stock Award Agreement.
Each share of Common Stock granted or sold hereunder shall be subject to such restrictions, conditions and other terms as the Board may determine at the time of grant or sale, the general provisions of the Plan, the restrictions, terms and conditions of the related Stock Award Agreement, and the following specific rules:
(1)The Award Agreement shall specify whether the shares of Common Stock are granted or sold to the Participant and such other provisions, not inconsistent with the terms and conditions of the Plan, as the Committee shall determine.
(2)The restrictions to which the shares of Common Stock awarded hereunder are subject shall lapse as provided in Stock Award Agreement; provided that the Committee shall have the discretion to accelerate the date as of which the restrictions lapse with respect to any Award held by a Participant in the event of the Participant’s termination of employment with the Company, or service on the Board, without cause (as determined by the Committee in its sole discretion).
(3)Except as provided in this subsection (c) and unless otherwise set forth in the related Stock Award Agreement, the Participant receiving a grant of or purchasing Common Stock shall thereupon be a stockholder with respect to such shares and shall have the rights of a stockholder with respect to such shares, including the right to vote such shares and to receive dividends and other distributions paid with respect to such shares; provided that any dividends or other distributions payable with respect to the Stock Award shall be accumulated and held by the Company and paid to the Participant only upon, and to the extent, the restrictions lapse in accordance with the terms of the applicable Stock Award Agreement. Any such dividends or other distributions held by the Company attributable to the portion of a Stock Award that is forfeited shall also be forfeited.
Section 7.Stock Unit Awards.
a.Grant.
The Committee may, in its discretion, grant Stock Unit Awards to any Participant. Each Stock Unit subject to the Award shall entitle the Participant to receive, on the date or the occurrence of an event (including the attainment of performance goals) as described in the Stock Unit Award Agreement, a share of Common Stock or cash equal to the Fair Market Value of a share of Common Stock on the date of such event as provided in the Stock Unit Award Agreement.
b.Stock Unit Agreement.
Each Stock Unit Award shall be subject to such restrictions, conditions and other terms as the Committee may determine at the time of grant, the general provisions of the Plan, the restrictions, terms and conditions of the related Stock Unit Award Agreement and the following specific rules:
(1)The Stock Unit Agreement shall specify such provisions, not inconsistent with the terms and conditions of the Plan, as the Committee shall determine.
(2)The restrictions to which the shares of Stock Units awarded hereunder are subject shall lapse as provided in Stock Unit Agreement; provided that the Committee shall have the discretion to accelerate the date as of which the restrictions lapse with respect to any Award held by a Participant in the event of the Participant’s termination of employment with the Company, or service on the Board, without cause (as determined by the Board in its sole discretion).
(3)Except as provided in this subsection (c) and unless otherwise set forth in the Stock Unit Agreement, the Participant receiving a Stock Unit Award shall have no rights of a stockholder, including voting or dividends or other distributions rights, with respect to any Stock Units prior to the date they are settled in shares of Common Stock; provided that a Stock Unit Award Agreement may provide that until the Stock Units are settled in shares or cash, the Participant shall be entitled to receive on each dividend or distribution payment date applicable to the Common Stock an amount equal to the dividends or other distributions that the Participant would have received had the Stock Units held by the Participant as of the related record date been actual shares of Common Stock. Such amounts shall be accumulated and held by the Company and paid to the Participant only upon, and to the extent, the restrictions lapse in accordance with the terms of the applicable Stock Unit Award Agreement. Such amounts held by the Company attributable to the portion of the Stock Unit Award that is forfeited shall also be forfeited.
Section 8.SARs.
a.Grant.
The Committee may grant SARs to Participants. Upon exercise, an SAR entitles the Participant to receive from the Company the number of shares of Common Stock having an aggregate Fair Market Value equal to the excess of the Fair Market Value of one share as of the date on which the SAR is exercised over the exercise price, multiplied by the number of shares with respect to which the SAR is being exercised. The Committee, in its discretion, shall be entitled to cause the Company to elect to settle any part or all of its obligations arising out of the exercise of an SAR by the payment of cash in lieu of all or part of the shares it would otherwise be obligated to deliver in an amount equal to the Fair Market Value of such shares on the date of exercise. Cash shall be delivered in lieu of any fractional shares. The terms and conditions of any such Award shall be determined at the time of grant.
b.SAR Agreement.
(1)Each SAR shall be evidenced by a written SAR Agreement specifying the terms and conditions of the SAR as the Committee may determine, including the SAR exercise price, expiration date of the SAR, the number of shares of Common Stock to which the SAR pertains, the form of settlement and such other terms and conditions established by the Committee, in its sole discretion, not inconsistent with the Plan.
(2)The per Share exercise price of each SAR shall not be less than 100% of the Fair Market Value of a Share on the date the SAR is granted.

(3)Each SAR shall expire and all rights thereunder shall cease on the date fixed by the Committee in the related SAR Agreement, which shall not be later than the ten years after the date of grant; provided however, if a Participant is unable to exercise an SAR because trading in the Common Stock is prohibited by law or the Company’s insider-trading policy, the SAR exercise date shall be extended to the date that is 30 days after the expiration of the trading prohibition.
(4)Each SAR shall become exercisable as provided in the related SAR Agreement; provided that notwithstanding any other Plan provision, the Committee shall have the discretion to accelerate the date as of which any SAR shall become exercisable in the event of the Participant’s termination of employment, or service on the Board, without cause (as determined by the Committee in its sole discretion).
(5)No dividends or dividend equivalents shall be paid with respect to any SAR prior to the exercise of the SAR.
(6)A person entitled to exercise an SAR may do so by delivery of a written notice in accordance with procedures established by the Committee specifying the number of shares of Common Stock with respect to which the SAR is being exercised and any other information the Committee may prescribe. As soon as reasonably practicable after the exercise of an SAR, the Company shall (i) issue the total number of full shares of Common Stock to which the Participant is entitled and cash in an amount equal to the Fair Market Value, as of the date of exercise, of any resulting fractional share, and (ii) if the Committee causes the Company to elect to settle all or part of its obligations arising out of the exercise of the SAR in cash, deliver to the Participant an amount in cash equal to the Fair Market Value, as of the date of exercise, of the shares it would otherwise be obligated to deliver.
Section 9.Change in Control.
a.Effect of a Change in Control.
(1)Notwithstanding any of the provisions of the Plan or any outstanding Award Agreement, upon a Change in Control of the Company (as defined in Section 9.2), the Board is authorized and has sole discretion to provide that (i) all outstanding Awards shall become fully exercisable, (ii) all restrictions applicable to all Awards shall terminate or lapse and (iii) performance goals applicable to any Awards shall be deemed satisfied at the highest level, as applicable, in order that Participants may realize the benefits thereunder.
(2)In addition to the Board’s authority set forth in Section 3, upon such Change in Control of the Company, the Board is authorized and has sole discretion as to any Award, either at the time such Award is granted hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the purchase of any outstanding Stock Option, for an amount of cash equal to the difference between the exercise price and the then Fair Market Value of the Common Stock covered thereby had such Stock Option been currently exercisable; (ii) make such adjustment to any such Award then outstanding as the Board deems appropriate to reflect such Change in Control; and (iii) cause any such Award then outstanding to be assumed by the acquiring or surviving corporation after such Change in Control.
b.Definition of Change in Control.
“Change in Control” of the Company shall be deemed to have occurred if at any time during the term of an Award granted under the Plan any of the following events occurs:
(1)any Person (other than the Company, a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of shares of Common Stock of the Company) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (“Person” and “Beneficial Owner” being defined in Rule 13d-3 of the General Rules and Regulations of the Exchange Act);
(2)the Company is party to a merger, consolidation, reorganization or other similar transaction with another corporation or other Person unless, following such transaction, more than 50% of the combined voting power of the outstanding securities of the surviving, resulting or acquiring corporation or Person or its parent entity entitled to vote generally in the election of directors (or Persons performing similar functions) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding securities entitled to vote generally in the election of directors immediately prior to such transaction, in substantially the same proportions as their ownership, immediately prior to such transaction, of the Company’s outstanding securities entitled to vote generally in the election of directors;
(3)the election to the Board, without the recommendation or approval of two-thirds of the incumbent Board, of the lesser of: (i) three Directors; or (ii) Directors constituting a majority of the number of Directors of the Company then in office; provided, however, that Directors whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors of the Company will not be considered as incumbent members of the Board for purposes of this Section; or
(4)there is a complete liquidation or dissolution of the Company, or the Company sells all or substantially all of its business and/or assets to another corporation or other Person unless, following such sale, more than 50% of the combined voting power of the outstanding securities of the acquiring corporation or Person or its parent entity entitled to vote generally in the election of directors (or Persons performing similar functions) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding securities entitled to vote generally in the election of directors immediately prior to such sale, in substantially the same proportions as their ownership, immediately prior to such sale, of the Company’s outstanding securities entitled to vote generally in the election of directors.
In no event, however, shall a Change in Control be deemed to have occurred, with respect to a Participant, if that Participant is part of a purchasing group which consummates the Change in Control transaction. A Participant shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (a) passive ownership of less than 3% of the shares of the purchasing company; or (b) ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the disinterested Directors).
Section 10.Payment of Taxes.
(1)In connection with any Award, and as a condition to the issuance or delivery of any shares of Common Stock to the Participant in connection therewith, the Company shall require the Participant to pay the Company the minimum amount of federal, state, local or foreign taxes required to be withheld, and in the Company’s sole discretion, the Company may permit the Participant to pay the Company up to the maximum individual statutory rate of applicable withholding.
(2)The Company in its sole discretion may make available one or more of the following alternatives for the payment of such taxes: (i) in cash; (ii) in cash received from a broker-dealer to whom the Participant has submitted notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Award to pay the withholding taxes; (iii) by directing the Company to withhold such number of shares of Common Stock otherwise issuable in connection with the Award having an aggregate Fair Market Value equal to the minimum amount of tax required to be withheld; (iv) by delivering previously acquired shares of Common Stock of the Company that are acceptable to the Board that have an aggregate Fair Market Value equal to the amount required to be withheld; or (v) by certifying to ownership by attestation of such previously acquired shares of Common Stock.
The Committee shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the required withholding taxes.
Section 11.Postponement.
The Committee may postpone any grant or settlement of an Award or exercise of a Stock Option or SAR for such time as the Board in its sole discretion may deem necessary in order to permit the Company:
(1)to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable pursuant to an Award, including upon the exercise of a Stock Option or SAR, under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction;
(2)to permit any action to be taken in order to (i) list such shares of Common Stock on a stock exchange if shares of Common Stock are then listed on such exchange or (ii) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock, including any rules or regulations of any stock exchange on which the shares of Common Stock are listed; or
(3)to determine that such shares of Common Stock and the Plan are exempt from such registration or that no action of the kind referred to in (b)(ii) above needs to be taken; and the Company shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to sell or issue shares of Common Stock in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof.
Any such postponement shall not extend the term of an Award and neither the Company nor its Directors or officers shall have any obligation or liability to a Participant, the Participant’s successor or any other person with respect to any shares of Common Stock as to which the Award shall lapse because of such postponement.
Section 12.Nontransferability.
Awards granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, or be subject to execution, attachment or similar process, by operation of law or otherwise, other than by will or by the laws of descent and distribution.
Section 13.Delivery of Shares.
Shares of Common Stock issued pursuant to a Stock Award, the exercise of a Stock or SAR or the settlement of a Stock Unit Award shall be represented by stock certificates or on a non-certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent; provided, however, that upon the written request of the Participant, the Company shall issue, in the name of the Participant, stock certificates representing such shares of Common Stock. Notwithstanding the foregoing, shares granted pursuant to a Stock Award shall be held by the Secretary of the Company until such time as the shares are forfeited or settled.
Section 14.Termination or Amendment of Plan and Award Agreements.
a.Termination or Amendment of Plan.
(1)Except as described in Section 14.3 below, the Board may terminate, suspend, or amend the Plan, in whole or in part, from time to time, without the approval of the stockholders of the Company, unless such approval is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. No amendment or termination of the Plan shall adversely affect the right of any Participant under any outstanding Award in any material way without the written consent of the Participant, unless such amendment or termination is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. Subject to the foregoing, the Committee may correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Award granted hereunder in the manner and to the extent it shall deem desirable, in its sole discretion, to effectuate the Plan.
(2)The Board shall have the authority to amend the Plan to the extent necessary or appropriate to comply with applicable law, regulation or accounting rules in order to permit Participants who are located outside of the United States to participate in the Plan.
b.Amendment of Award Agreements.
The Committee shall have the authority to amend any Award Agreement at any time; provided however, that no such amendment shall adversely affect the right of any Participant under any outstanding Award Agreement in any material way without the written consent of the Participant, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed.
c.No Repricing of Stock Options.
Notwithstanding the foregoing, and except as described in Section 4.3, there shall be no amendment to the Plan or any outstanding Stock Option Agreement or SAR Agreement that results in the repricing of Stock Options or SARs without stockholder approval. For this purpose, repricing includes (i) a reduction in the exercise price of the Stock Option or SARs or (ii) the cancellation of a Stock Option in exchange for cash, Stock Options or SARs with an exercise price less than the exercise price of the cancelled Options or SARs, other Awards or any other consideration provided by the Company, but does not include any adjustment described in Section 4.3.
Section 15.No Contract of Employment.
Neither the adoption of the Plan nor the grant of any Award under the Plan shall be deemed to obligate the Company or any Subsidiary to continue the employment of any Participant for any particular period, nor shall the granting of an Award constitute a request or consent to postpone the retirement date of any Participant.
Section 16.Applicable Law.
All questions pertaining to the validity, construction and administration of the Plan and all Awards granted under the Plan shall be determined in conformity with the laws of the State of Delaware, without regard to the conflict of law provisions of any state, and, in the case of Incentive Stock Options, Section 422 of the Code and regulations issued thereunder.
Section 17.Effective Date and Term of Plan.
a.Effective Date.
(1)The Plan as amended and restated has been adopted by the Board, and is effective, as of March 27, 2020, subject to the approval of the Plan by the stockholders of the Company.
(2)In the event the Plan is not approved by stockholders of the Company within 12 months of the date hereof, the Plan as amended and restated shall have no effect, and the Plan as in effect prior to March 27, 2020 shall continue.
b.Term of Plan.
Notwithstanding anything to the contrary contained herein, no Awards shall be granted on or after June 7, 2028.